UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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AMARIN CORPORATION PLC

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2 Pembroke House

Upper Pembroke Street 28-32, Dublin 2, Ireland

(Registered in England & Wales under Company No. 2353920)

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of Amarin Corporation plc, a public limited company registered in England and Wales (the “Company”), will be held at The Shelbourne Hotel, 27 St. Stephen’s Green, Dublin 2, Ireland on July 6, 2015 at 2:00 p.m. local time for the purpose of considering and, if thought fit, passing the following resolutions, of which Resolutions 1 to 7 will be proposed as ordinary resolutions and Resolution 8 will be proposed as a special resolution:

1.	To re-elect Jan van Heek as a director;

2.	To re-elect Patrick J. O’Sullivan as a director;

3.	To hold an advisory (non-binding) vote to approve the compensation of the Company’s “named executive officers” as described in full in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure on page 8 and pages 36 to 55 of the accompanying Proxy Statement;

4.	To appoint Ernst & Young LLP as auditors of the Company to hold office until the conclusion of the next general meeting at which accounts are laid before the Company and to authorize the Audit Committee of the Board of Directors of the Company to fix the auditors’ remuneration as described in full on pages 9 to 11 of the accompanying Proxy Statement;

5.	To adopt and approve the proposed amendment to the Company’s 2011 Stock Incentive Plan as described in full on pages 12 to 18 of the accompanying Proxy Statement;

6.	To approve the issuance of 38,867,180 of the Company’s restricted American Depositary Shares, each representing one share of the Company’s Series A Convertible Preference Shares (convertible into 3,886,718 ordinary shares) in accordance with NASDAQ Listing Rule 5635(d) as described in full on pages 19 to 21 of the accompanying Proxy Statement;

7.	To generally and unconditionally authorize the Board of Directors of the Company to exercise all powers of the Company to allot shares in the Company or grant rights to subscribe for or to convert any security into shares of the Company up to an aggregate nominal amount of £148,000,000 as described in full on pages 22 to 23 of the accompanying Proxy Statement; and

8.	To, subject to the passing of Resolution No. 7, disapply statutory pre-emption rights otherwise applicable to shares in the Company allotted by the Board of Directors, up to an aggregate nominal amount of £148,000,000 as described in full on pages 24 to 25 of the accompanying Proxy Statement.

Additional Business

As a public limited company organized under the laws of England and Wales, it is a statutory requirement that the Board of Directors of the Company lay before the Annual General Meeting the Company’s statutory accounts, which are those accounts included in the Company’s Annual Report for the year ended December 31, 2014 as prepared in conformity with U.S. Generally Accepted Accounting Principles (the “Annual Report”) and the accounts for the financial year ended December 31, 2014 prepared in accordance with International Financial Reporting Standards. The Company does not expect that other items of business will be considered at the Annual General Meeting.

Only shareholders who held shares at the close of business on the record date, April 22, 2015, may vote at the Annual General Meeting, including any adjournment or postponement thereof. The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Annual General Meeting. After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR each director nominee and FOR each other proposal described in the Proxy Statement.

The Company’s principal executive offices are located at 2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland. The registered office of Amarin Corporation plc is One New Change, London EC4M 9AF, England. A copy of the Company’s Annual Report accompanies this Notice and the enclosed Proxy Statement.

Important Notice of Internet Availability. The accompanying Proxy Statement and Annual Report will also be available to the public at http://investor.amarincorp.com.

We look forward to seeing you at the Annual General Meeting.

Sincerely,

/s/ John F. Thero
John F. Thero
President and Chief Executive Officer

April     , 2015

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL GENERAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD USING THE ENCLOSED RETURN ENVELOPE AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE REPRESENTED BY AMERICAN DEPOSITARY SHARES AND HELD ON DEPOSIT BY CITIBANK, N.A., AS DEPOSITARY, OR IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO HAVE YOUR VOTES CAST AT THE MEETING, YOU MUST OBTAIN, COMPLETE AND TIMELY RETURN A PROXY CARD ISSUED IN YOUR NAME FROM THAT INTERMEDIARY IN ACCORDANCE WITH ANY INSTRUCTIONS PROVIDED THEREWITH.

PROXY STATEMENT FOR

2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 6, 2015

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Amarin Corporation plc, a public limited company registered in England & Wales (“Amarin”, the “Company”, “we” or “us”) for use at the Company’s 2015 Annual General Meeting of Shareholders (the “Annual General Meeting”) to be held at The Shelbourne Hotel, 27 St. Stephen’s Green, Dublin 2, Ireland, on July 6, 2015, at 2:00 p.m. local time for the purpose of considering and, if thought fit, passing the resolutions specified in the Notice of Annual General Meeting. This Proxy Statement is being mailed to shareholders on or about May 4, 2015.

For a proxy to be effective, it must be properly executed and dated and lodged (together with a duly signed and dated power of attorney or other authority (if any) under which it is executed (or a notarially certified copy of such power of attorney or other authority)) at the offices of the Company’s registrars, Equiniti Limited of Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, England (the “Registrars”) so as to be received by 8:00 a.m. local time on July 2, 2015. Each proxy properly tendered will, unless otherwise directed by the shareholder, be voted FOR the proposals subject to a binding vote, FOR the nominees described in this Proxy Statement and at the discretion of the proxy holder(s) with regard to all other matters that may properly come before the meeting.

The Company will pay all of the costs of soliciting proxies. We will provide copies of our proxy materials to Citibank, N.A. as the depositary for our American Depositary Shares (the “Depositary”), brokerage firms, fiduciaries and custodians for forwarding to beneficial owners and will reimburse these persons for their costs of forwarding these materials. We have engaged                                  to assist us in the distribution and solicitation of proxies for a fee of              plus expenses. Our directors, officers and employees may also solicit proxies; however, we will not pay them additional compensation for any of these services. Proxies may be solicited by telephone, facsimile, or personal solicitation.

Shares Outstanding and Voting Rights

Amarin is registered in England & Wales and therefore subject to the United Kingdom Companies Act 2006 (the “Companies Act”), which, together with the Articles of Association of the Company (the “Articles”), governs the processes for shareholder voting at Annual General Meetings. There are a number of differences between English and U.S. law in relation to voting. At the Annual General Meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is demanded (either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared) by (a) the chairman, (b) at least two shareholders entitled to vote at the meeting, (c) a shareholder or shareholders representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting (excluding any voting rights attached to shares that are held as treasury shares) or (d) a shareholder or shareholders holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right (excluding any shares in the Company conferring a right to vote at the meeting that are held as treasury shares).

Only holders of record of our ordinary shares with a par value of £0.50 each (“Ordinary Shares”) at the close of business on April 22, 2015 (the “Record Date”), are entitled to notice of, and to attend and to vote at, the Annual General Meeting. On the Record Date, approximately              Ordinary Shares were issued and              were outstanding, of which approximately              were held in the name of the Depositary, which issues Company-sponsored American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) which, in turn, each represent one Ordinary Share. With respect to all matters to be voted on at the

Annual General Meeting, each shareholder present has only one vote unless demand is made for a vote on a poll (in which case each shareholder gets one vote per Ordinary Share held). The presence, in person or by proxy, of at least two shareholders who hold shares as of the Record Date will constitute a quorum for the transaction of business at the Annual General Meeting. At any adjournment of the Annual General Meeting, if a quorum is not present within fifteen minutes from the time appointed for such meeting, one person entitled to be counted in a quorum present at the adjournment shall be a quorum.

Persons who hold Ordinary Shares directly on the Record Date (“record holders”) must return a proxy card or attend the Annual General Meeting in person in order to vote on the proposals. Persons who own Ordinary Shares indirectly on the Record Date through a brokerage firm, bank or other financial institution, including persons who own Ordinary Shares in the form of ADSs through the Depositary (“beneficial owners”) must return a voting instruction form to have their shares or the shares underlying their ADSs, as the case may be, voted on their behalf. Brokerage firms, banks or other financial institutions that do not receive voting instructions from beneficial owners may either vote these shares on behalf of the beneficial owners or return a proxy leaving these shares un-voted (a “broker non-vote”). ADR holders are not entitled to vote directly at the Annual General Meeting, but an Amended and Restated Deposit Agreement dated as of November 4, 2011, or Deposit Agreement, exists between the Depositary and the holders of ADRs pursuant to which registered holders of ADRs as of the Record Date are entitled to instruct the Depositary as to the exercise of voting rights pertaining to the Ordinary Shares so represented. The Depositary has agreed that it will endeavor, insofar as practicable, to vote (in person or by delivery to the Company of a proxy) the Ordinary Shares registered in the name of the Depositary, in accordance with the instructions of the ADR holders. In the event that the instruction card is executed but does not specify the manner in which the Ordinary Shares represented are to be voted (i.e., by marking a vote “FOR”, “AGAINST” or any other option), the Depositary will vote in respect of each proposal as recommended by the Board which is described in the Notice of Annual General Meeting. Instructions from the ADR holders must be sent to the Depositary so that the instructions are received by no later than 10:00 a.m. New York time on June 29, 2015 (the “Instruction Date”).

The Company has retained the Registrars to hold and maintain its register of members. The Registrars will be engaged by the Company to send proxy forms to all registered members appearing on that register and to take delivery of completed proxy forms posted to it in accordance with the details above.

Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. The required vote for each of the proposals expected to be acted upon at the Annual General Meeting is described below:

Ordinary Resolutions

Proposals No. 1 and No. 2—Election of directors. Each director nominated for election is elected if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of such director or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of such director. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 3—Advisory (non-binding) vote to approve the Company’s executive compensation. This advisory proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 4—Approval of independent registered public accounting firm. This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 5— Approval of an amendment to the Company’s 2011 Stock Incentive Plan. This proposal must be approved by a majority of the shares present at the meeting in person or by proxy and entitled to vote on the proposal (whether voting is by show of hands or a poll is taken). As a result, abstentions will have the same effect as voting against the proposal and broker non-votes will have no effect on the vote outcome.

Proposal No. 6— Approval of a private placement of 38,867,180 of the Company’s Series A Convertible Preference Shares (convertible into 3,886,718 ordinary shares) in accordance with NASDAQ Listing Rule 5635(d). This proposal must be approved by a majority of the shares present at the meeting in person or by proxy and entitled to vote on the proposal (whether voting is by show of hands or a poll is taken). As a result, abstentions will have the same effect as voting against the proposal and broker non-votes will have no effect on the vote outcome.

Proposal No. 7— Renewal of the power of the directors to allot shares. This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Special Resolution

Proposal No. 8—Approval of the disapplication of pre-emptive rights to holders of ordinary shares. Approval of this proposal requires (i) on a show of hands, the affirmative vote of at least 75% of the holders of shares present at the meeting in person or by proxy and voting on the proposal or (ii) on a poll, the affirmative vote of at least 75% of the shares present at the meeting in person or by proxy and voting on the proposal. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

We encourage you to vote by proxy by mailing an executed proxy card. By voting in advance of the meeting, this ensures that your shares will be voted and reduces the likelihood that the Company will be forced to incur additional expenses soliciting proxies for the Annual General Meeting. Any record holder of our Ordinary Shares may attend the Annual General Meeting in person and may revoke the enclosed form of proxy at any time by:

•	executing and delivering to the corporate secretary a later-dated proxy; or

•	voting in person at the Annual General Meeting.

Beneficial owners of our Ordinary Shares and ADSs representing our Ordinary Shares who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution or the Depositary, as applicable, for information on how to do so. Generally, however, beneficial owners of our Ordinary Shares and ADSs representing our Ordinary Shares who wish to change or revoke their voting instructions may do so up until 10:00 a.m. New York time on the Instruction Date. Beneficial owners who wish to attend the Annual General Meeting and vote in person should contact their brokerage firm, bank or other financial institution holding Ordinary Shares of Amarin on their behalf in order to obtain a “legal proxy” which will allow them to both attend the meeting and vote in person. Without a legal proxy, beneficial owners cannot vote at the Annual General Meeting because their brokerage firm, bank or other financial institution may have already voted or returned a broker non-vote on their behalf. Record holders of ADRs who wish to attend the Annual General Meeting and vote in person should contact the Depositary (and beneficial owners wishing to do the same should contact their brokerage firm, bank or other financial institution holding their ADSs) to cause their ADSs to be cancelled and the underlying shares to be withdrawn in accordance with the terms and conditions of the Deposit Agreement so as to be recognized by us as a record holder of our Ordinary Shares.

PROPOSALS NO. 1 AND NO. 2

ELECTION OF DIRECTORS

The Articles provide that, at every annual general meeting, at least one-third of the directors at the time shall retire from office (or, if the number of directors at the time is not a multiple of three, then the number nearest to but not exceeding one-third shall retire from office). The directors elected at the Annual General Meeting will hold office until their successors are elected and qualified, unless they resign or their seats become vacant due to death, removal, or other cause in accordance with the Articles.

As described below, the Board has nominated Messrs. van Heek and O’Sullivan for re-election at the Annual General Meeting. Each of the nominees has indicated his willingness to serve if re-elected. Should any of the nominees become unavailable for election at the Annual General Meeting, the persons named on the enclosed proxy as proxy holders may vote all proxies given in response to this solicitation for the election of a substitute nominee chosen by the Board.

Nomination of Directors

The Nominating and Corporate Governance Committee, which acts as the Company’s nominating committee, reviews and recommends to the Board potential nominees for election to the Board. In reviewing potential nominees, the Nominating and Corporate Governance Committee considers the qualifications of each potential nominee in light of the Board’s existing and desired mix of experience and expertise. Specifically, as set forth in our Nominating and Corporate Governance Committee Charter, it considers whether the nominee satisfies the following minimum criteria: has experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing; is highly accomplished in his or her field, with superior credentials and recognition; is well regarded in the community and has a long-term reputation for the highest ethical and moral standards; has sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; has a demonstrated history of actively contributing at board meetings (to the extent that the nominee serves or has previously served on other boards). In addition to these minimum qualifications, the Nominating and Corporate Governance Committee recommends that the Board select persons for nomination to help ensure that: a majority of the Board shall be independent in accordance with in the listing standards of the NASDAQ Global Select Market (“NASDAQ”); each of the Company’s Audit, Remuneration and Nominating and Corporate Governance Committees shall be comprised entirely of independent directors; and at least one member of the Audit Committee shall qualify as an audit committee financial expert as defined by Securities and Exchange Commission (“SEC”) rules. In addition, the Nominating and Corporate Governance Committee may consider whether the nominee has direct experience in the pharmaceutical, biotechnology or healthcare industries or in the markets in which the Company operates and whether the nominee, if elected, would assist in achieving a mix of Board members that represents a diversity of background and experience. Although the Nominating and Corporate Governance Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, we have no formal policy regarding board diversity.

After reviewing the qualifications of potential Board candidates, the Nominating and Corporate Governance Committee presents its recommendations to the Board, which selects the final director nominees. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board nominated Messrs. van Heek and O’Sullivan for re-election as directors.

The Nominating and Corporate Governance Committee considers shareholder nominees using the same criteria set forth above. Shareholders who wish to present a potential nominee to the Nominating and Corporate Governance Committee for consideration for election at a future annual general meeting of shareholders must provide the Nominating and Corporate Governance Committee with notice of the nomination and certain information regarding the candidate within the time periods set forth below under the caption “Shareholder Proposals.”

Nominees and Incumbent Directors

The Nominating and Corporate Governance Committee has recommended, and the Board has nominated, Messrs. van Heek and O’Sullivan to be re-elected as directors at the Annual General Meeting. The table below sets forth the following information for these nominees and the Company’s continuing directors: the year each was first elected as a director of the Company, their respective ages and the positions currently held with the Company:

Nominee / Director Name and Year First Became a Director	Age	Position(s) with the Company
Nominees for Director:
Jan van Heek (2010)	65	Director
Patrick J. O’Sullivan (2011)	73	Director

Continuing Directors:
Joseph S. Zakrzewski (2010)	52	Director
Kristine Peterson (2010)	55	Director
David Stack (2012)	64	Director
John F. Thero (2014)	54	President, Chief Executive Officer, Director
Lars G. Ekman, M.D., Ph.D. (2008)	65	Director
James I. Healy, M.D., Ph.D. (2008)	50	Director

Directors Nominated for Election

The following persons have been nominated by the Board to be elected as directors at the Annual General Meeting.

Jan van Heek joined Amarin as a non-executive director in February 2010. He is currently a Principal and Partner at BioPoint Group, where he advises biotechnology and other healthcare companies in commercial strategy development, financing and business development. Prior to establishing BioPoint, Mr. van Heek spent more than 18 years at Genzyme Corporation, most recently as an Executive Vice President and Senior Advisor to the CEO and senior management team. Mr. van Heek is currently a board member of PanGenetics BV in the Netherlands as well as Minerva Neurosciences, Inc., and was a board member and Chairman of the Audit Committee of ViaCell Corporation, a U.S. public company, from 2002 until it was sold to Perkin Elmer Corporation in 2007. He received an M.B.A. from St. Gallen University in Switzerland and an executive degree from Stanford Business School. Based on Mr. van Heek’s experience within the biotechnology industry and his executive experience, specifically his experience in executive officer positions at other companies in the biotechnology industry, as well as his service on other boards of directors, the Board believes Mr. van Heek has the appropriate set of skills to serve as a member of our Board.

Patrick J. O’Sullivan joined Amarin as a non-executive director in December 2011. Mr. O’Sullivan has more than 40 years of pharmaceutical industry experience, including more than 30 years as Chief Executive Officer and board member of the LEO Pharma companies in Ireland and more than 10 years as a board member of the parent company of the LEO Pharma Group in Denmark. Since 2007 Mr. O’Sullivan has been a business consultant to the pharmaceutical industry, and he currently serves as a member of the board of directors of Actavis Plc. Mr. O’Sullivan is a registered pharmacist who earned a Bachelor of Commerce and an M.B.A. from University College in Dublin. The Board believes that Mr. Sullivan’s experience from serving as an officer director of various companies within the pharmaceutical industry, as well as his educational training in business administration, make him a valuable member of our Board.

Directors Continuing in Office

John F. Thero joined Amarin in November 2009. He was promoted to President and Chief Executive Officer, and appointed to the Board, effective January 2014. Prior to his promotion, he was Amarin’s President since November 2010 before which he was Amarin’s Chief Financial Officer. Mr. Thero has more than 20 years of senior financial and operational management experience, including supporting the growth of life science companies for over 15 years. Mr. Thero has helped manage both the successful commercial growth and the successful sale of companies. In 2007, Mr. Thero was Chief Financial Officer at ViaCell, Inc., where he helped guide the company to its successful sale. From 2003 to 2007, Mr. Thero was Senior Vice President at Acusphere, Inc., where he oversaw the successful build-out and qualification of manufacturing operations. From 1994 to 2003, in a number of senior positions at Abiomed, Inc., including Senior Vice President Business Operations and Chief Financial Officer, he helped manage the transition from a development-stage company into a commercial entity. Mr. Thero began his professional career at Arthur Andersen LLP, during which time he became a Certified Public Accountant. He received a B.A. in Economics from the College of the Holy Cross. The Board believes that Mr. Thero’s experience in management positions at life sciences companies, as well as his past experience as Amarin’s President and Chief Financial Officer, provide him with the appropriate qualifications and skills to serve as a member of the Board.

Lars G. Ekman, M.D., Ph.D. joined Amarin as a non-executive director in November 2008, and was named Amarin’s lead independent director in October 2011 and Amarin’s Chairman of the Board effective January 2014. With more than 29 years of experience in the pharmaceutical industry, Dr. Ekman is currently an executive partner at Sofinnova Ventures and serves as Executive Chairman of Sophiris Bio Inc. (formerly Protox Therapeutics) as well as Chairman of Prothena Biosciences. From October 2008 to 2011 he served as Co-Founder and Chief Executive Officer of Cebix Inc. He was Executive Vice President and President of Global Research and Development at Elan Corporation plc, from January 2001 to December 2007. Prior to joining Elan, he was Executive Vice President, Research and Development at Schwarz Pharma AG from February 1997 to December 2000, and prior to that was employed in a variety of senior scientific and clinical functions at Pharmacia, now Pfizer. Dr. Ekman also sits on the board of directors of InterMune Inc. and Ocera Therapeutics. Dr. Ekman is a board-certified surgeon with a Ph.D. in experimental biology and has held several clinical and academic positions in both the United States and Europe. He obtained his Ph.D. and M.D. from the University of Gothenburg, Sweden. Based on Dr. Ekman’s experience within the pharmaceutical industry and his executive experience, specifically his experience as Chief Executive Officer and other executive positions in the biotechnology industry, as well as his service on boards of directors in the biotechnology industry, the Board believes Dr. Ekman has the appropriate set of skills to serve as a member of our Board.

James I. Healy, M.D., Ph.D. joined Amarin as a non-executive director in May 2008. Dr. Healy has been a General Partner of Sofinnova Ventures, a venture capital firm, since June 2000. Prior to June 2000, Dr. Healy held various positions at Sanderling Ventures, Bayer Healthcare Pharmaceuticals (as successor to Miles Laboratories) and ISTA Pharmaceuticals, Inc. Dr. Healy is currently on the board of directors of Ascendis Pharma A/S, Auris Medical Holding AG, Hyperion Therapeutics, Inc., Coherus BioSciences, Inc. and several private companies. Previously, he served as a board member of InterMune, Inc., Anthera Pharmaceuticals, Inc., Durata Therapeutics, Inc., CoTherix, Inc., Movetis NV, KaloBios Pharmaceuticals, Inc. and several private companies. Dr. Healy holds an M.D. and a Ph.D. in Immunology from the Stanford School of Medicine and holds a B.A. in molecular biology and a B.A. in Scandinavian Studies from the University of California at Berkeley. The Board believes that Dr. Healy’s experience in the pharmaceutical industries and investing in life sciences companies, as well as his medical and scientific background, provide him with the qualifications and skills to serve as a director.

Joseph S. Zakrzewski joined Amarin as a non-executive director in January 2010. From November 2010 to December 2013, Mr. Zakrzewski served as Amarin’s Chief Executive Officer and Chairman of the Board of Directors. From May 2007 to May 2010, Mr. Zakrzewski served as President and Chief Executive Officer of Xcellerex, a privately held company focusing on commercializing its proprietary next generation manufacturing technology for biotherapeutics and from January 2005 to May 2007, Mr. Zakrzewski served as the Chief Operating Officer of Reliant Pharmaceuticals. From 1988 to 2004, Mr. Zakrzewski served in a variety of positions at Eli Lilly and Company including as Vice President, Corporate Business Development from 2003 through 2004. In addition, Mr. Zakrzewski served as a Venture Partner with Orbimed, the world’s largest healthcare-dedicated investment firm, in 2010 and 2011. Mr. Zakrzewski is currently the Chairman of Firehouse

Pharmaceuticals and serves on the board of directors of Acceleron Pharma, and Insulet Corporation as well as a number of privately held companies. Mr. Zakrzewski earned a B.S. in Chemical Engineering and an M.S. in Biochemical Engineering from Drexel University as well as an M.B.A. in Finance from Indiana University. The Board believes that Mr. Zakrzewski should serve on our Board based on his knowledge of our Company gained from his former position as Chief Executive Officer and his substantial experience serving as an executive officer of other pharmaceutical companies, as well as Mr. Zakrzewski’s service as a member of boards of directors of other pharmaceutical companies.

Kristine Peterson joined Amarin as a non-executive director in November 2010. Ms. Peterson has more than 30 years of pharmaceutical industry experience, including 20 years at Bristol-Myers Squibb Company, where she was responsible for sales, marketing and general management in a variety of therapeutic areas, including leading the cardiovascular and metabolic disease business unit. She is currently, and has been since June 2009, Chief Executive Officer at Valeritas, Inc., a medical technology company committed to the development and commercialization of innovative drug delivery solutions, with its lead product for the treatment of diabetes. Prior to joining Valeritas, Ms. Peterson was Company Group Chair for the biotech business at Johnson & Johnson from May 2006 through June 2009, was an Executive Vice President at Johnson & Johnson from August 2004 through May 2006 and was Senior Vice President of commercial operations at Biovail Corporation from May 2003 to August 2004. Ms. Peterson is currently a director of Valeritas, Inc., ImmunoGen, Inc. the Biotechnology Industry Organization and the Greater Philadelphia Life Sciences Congress. Ms. Peterson has an M.B.A. in Marketing from the University of Illinois. Based on Ms. Peterson’s experience within the pharmaceutical industry and her executive experience, specifically her experience as an executive officer at other companies in the biotechnology industry, as well as her service on other boards of directors in the biotechnology industry, the Board believes Ms. Peterson has the appropriate set of skills to serve as a member of our Board.

David Stack joined Amarin as a non-executive director in December 2012. Mr. Stack is currently the President and Chief Executive Officer of Pacira Pharmaceuticals, Inc. Mr. Stack has been a managing director of MPM Capital since 2005 and a managing partner of Stack Pharmaceuticals, Inc. since 1998. From 2001 to 2004, he was President and Chief Executive Officer of The Medicines Company. Previously, Mr. Stack was President and General Manager at Innovex, Inc. He was Vice President, Business Development/Marketing at Immunomedics from 1993 until 1995. Prior to that, he was with Roche Laboratories from 1981 until 1993, in various positions including therapeutic world leader in infectious disease and director, business development and planning, infectious disease, oncology, and virology. He currently serves as a member of the board of directors of Pacira Pharmaceuticals, Inc., PepTx, Inc., Chiasma, Inc. and Medivo, Inc. He was a member of the boards of directors of Molecular Insight Pharmaceuticals, Inc. from 2006 to 2010 and BioClinica, Inc. from 1999 to 2010. Mr. Stack holds a B.S. in Pharmacy from Albany College of Pharmacy and a B.S. in Biology from Siena College. The Board believes that Mr. Stack’s qualifications to sit on our Board include his extensive experience with pharmaceutical companies, his financial expertise and his years of experience providing strategic and financial advisory services to pharmaceutical and biotechnology organizations.

Vote Required

Each nominee will be elected to the Board if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of such director or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of such director. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR the election of all the nominees named in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

As recommended by our shareholders at our 2011 annual general meeting and subsequently approved by our Board, we give our shareholders the opportunity to cast an advisory (non-binding) vote on the compensation of the Company’s “named executive officers,” each year (a so-called “say-on-pay” vote). At the 2014 annual general meeting, the Company’s shareholders supported the say-on-pay vote with 92% of the votes cast in favor of the proposal.

The say-on-pay vote is a non-binding vote as described in this Proxy Statement under the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure on pages 36 to 55 of this Proxy Statement. The say-on-pay vote is not a vote on the Company’s general compensation policies, compensation of the Company’s Board, or the Company’s compensation policies as they relate to risk management. Our philosophy in setting compensation policies for executive officers has two fundamental objectives: (1) to attract and retain a highly skilled team of executives and (2) to align our executives’ interests with those of our shareholders by rewarding short-term and long-term performance and tying compensation to increases in shareholder value. The Remuneration Committee believes that executive compensation should be directly linked both to continuous improvements in corporate performance (so-called “pay for performance”) and accomplishments that are expected to increase shareholder value. The “Compensation Discussion and Analysis” section herein provides a more detailed discussion of the executive compensation program and compensation philosophy.

The vote under this Proposal No. 3 is advisory, and therefore not binding on the Company, the Board or our Remuneration Committee. However, our Board, including our Remuneration Committee, values the opinions of our shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal No. 3:

“RESOLVED, that the shareholders of the Company vote in favor of a non-binding, advisory vote approving the compensation of the Company’s ‘named executive officers.’”

Vote Required

This advisory proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm for the fiscal year ending December 31, 2015, and has further directed that we submit the selection of E&Y for approval by our shareholders at the Annual General Meeting.

The Audit Committee reviews and pre-approves all audit and non-audit services performed by its independent registered public accounting firm, as well as the fees charged for such services. All fees incurred in fiscal 2014 for services rendered by E&Y were approved in accordance with these policies. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible impact of the performance of such services on the auditor’s independence. The Audit Committee has determined that the non-audit services performed by E&Y in the fiscal year ended December 31, 2014 were compatible with maintaining the auditor’s independence. Additional information concerning the Audit Committee and its activities can be found in the following sections of this Proxy Statement: “Board Committees” and “Report of the Audit Committee.”

E&Y commenced auditing our annual financial statements with the fiscal year ended December 31, 2014. Representatives of E&Y are expected to be available telephonically at the Annual General Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

Change in Auditors

As previously disclosed by the Company in its Current Report on Form 8-K filed with the SEC on March 6, 2014, on February 28, 2014, the Audit Committee approved the engagement of E&Y as our independent auditors for the fiscal year ending December 31, 2014 and notified its prior independent auditors Deloitte & Touche LLP (“Deloitte”) of its decision. The reports of Deloitte on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2012 and 2013 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal years ended December 31, 2012 and 2013 and any subsequent interim period preceding March 6, 2014, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to such disagreements in its report on the consolidated financial statements for such years.

The Company did not consult with E&Y during the two fiscal years ended December 31, 2013 and 2012, and the subsequent interim period through February 28, 2014, regarding (i) the application of accounting principles to a specified transaction either completed or proposed or the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

Fees for Independent Registered Public Accounting Firm—E&Y

The following is a summary of the fees billed to the Company by E&Y for professional services rendered for the fiscal year ended December 31, 2014. Audit fees are for services invoiced relating to the year ended December 31, 2014 and all non-audit fees are for services invoiced in 2014.

2014
Audit Fees(1):	$588,114
Audit-Related Fees:	$—
Tax Fees(2):	$56,547
All Other Fees:	$—

Total All Fees:	$644,661

(1)	Audit fees for 2014 include fees incurred in connection with the audit of our financial statements as of December 31, 2014 as prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), costs incurred in connection with the audit of statutory financial statements as of December 31, 2013 as prepared in accordance with International Financial Reporting Standards (“IFRS”) and costs incurred in connection with registration statement filings.
(2)	Tax fees consist primarily of tax advisory fees and costs incurred for the preparation of tax returns and other related statutory filings.

Fees for Prior Independent Registered Public Accounting Firm—Deloitte

The following is a summary of the fees billed to the Company by Deloitte for professional services rendered for the fiscal year ended December 31, 2013. Audit fees are for services invoiced relating to the year ended December 31, 2013 and all non-audit fees are for services invoiced in 2013.

2013
Audit Fees(1):	$1,152,145
Audit-Related Fees:	$—
Tax Fees(2):	$79,159
All Other Fees:	$—

Total All Fees:	$1,231,304

(1)	Audit fees for 2013 include fees incurred in connection with the audit of our financial statements as of December 31, 2013 as prepared in accordance with GAAP, costs incurred in connection with the audit of statutory financial statements as of December 31, 2013 as prepared in accordance with IFRS and costs incurred in connection with registration statement filings and comfort letters issued.
(2)	Tax fees consist primarily of costs incurred for strategic tax advice, the preparation of our tax returns and other related statutory filings.

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal No. 4:

“RESOLVED, to appoint Ernst & Young LLP as the Company’s auditors to hold office from the conclusion of this meeting until the conclusion of the next meeting at which the annual accounts are laid before the Company and to authorize the directors to agree upon the remuneration of the auditors.”

In the event that shareholders do not approve the foregoing resolution, we will need to engage a third-party auditor who will act as our independent registered public accounting firm under U.S. law and as our statutory auditor under UK law for the fiscal year ending December 31, 2015. We may proceed to engage such firm as our Board and Audit Committee deem advisable, which firm may include E&Y.

Vote Required

This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4

PROPOSAL NO. 5

ADOPTION OF AN AMENDMENT TO THE COMPANY’S 2011 STOCK INCENTIVE PLAN

Proposal

On March 9, 2015, upon the recommendation of Radford, an Aon Hewitt Company and independent external compensation consultant (“Radford”) to the Remuneration Committee, the Remuneration Committee approved an amendment (the “Plan Amendment”) to the Company’s 2011 Stock Incentive Plan (as amended by the Plan Amendment, the “Amended Plan”), subject to shareholder approval at the Annual General Meeting. The 2011 Stock Incentive Plan was originally adopted by our Board and approved by our shareholders at our 2011 annual general meeting (as approved and amended from time to time, the “Equity Incentive Plan”). If this Proposal No. 5 is approved, the number of shares reserved for issuance under the Amended Plan would increase by 20,000,000 Ordinary Shares or ADSs, as the case may be (“Shares”) from the amount currently reserved under the Equity Incentive Plan. In addition, inclusive of stock options currently outstanding under the Equity Incentive Plan, the aggregate ISO Limit (as defined in the Equity Incentive Plan) would be increased to 31,500,000 Shares in the Amended Plan and the annual limit on individual option grants would be increased to 10,000,000 Shares under the Amended Plan. As of March 15, 2015, prior to this proposed Plan Amendment, we have 16,073,367 stock options and restricted stock grants outstanding under the Equity Incentive Plan.

The purpose of the Equity Incentive Plan is to enable the Company to have a compensation program designed to attract, retain, and motivate highly qualified employees; provide employees with long-term equity-based incentives to produce long-term growth thereby increasing our value to shareholders; and foster a cooperative teaching and learning environment that focuses on delivering shareholder value as further discussed below in this Proxy Statement in the section titled, “Compensation Discussion and Analysis.” We believe that equity compensation is an essential element of our compensation package and that equity awards align employees and directors’ interests with those of our shareholders. Our Board recommends a vote for approval of the Plan Amendment because the Plan Amendment will allow us to continue to use equity based incentives and promote the goals of our compensation strategy. The Plan Amendment will only become effective subject to approval by our shareholders. In light of the limited available pool of shares under the Equity Incentive Plan and the expectation that the Plan Amendment would be presented for approval at the Annual General Meeting, the Company has granted performance-based restricted stock units contingent upon approval of the Plan Amendment as discussed in further detail below in the section entitled “New Plan Benefits.”

Changes to the Equity Incentive Plan by the Plan Amendment

If this Proposal No. 5 is approved, the maximum number of the Company’s Shares that can be issued under the Equity Incentive Plan, and the ISO Limit, would increase by 20,000,000 Shares to 31,500,000 Shares and the annual limit on individual option grants would be increased to 10,000,000 shares. As of March 15, 2015, we have 1,712,755 Shares available under the Equity Incentive Plan, and we believe that such amount will not be sufficient to cover the on-going needs of the Company under its compensation strategy. In its deliberations regarding the size of the increase in the maximum number of shares issuable under the Equity Incentive Plan (the “Grant Pool”), the Board, in consultation with Radford, determined that an increase in the Grant Pool of 20,000,000 Shares as proposed by the Plan Amendment would place the Company in approximately the 68th percentile as compared to peer companies and the size of their respective equity grant pools and would otherwise comport with institutional shareholder recommendations. The Remuneration Committee, upon the advice of Radford, considers this pool allocation to be within market for similarly situated companies. It is not uncommon, however, for companies to be above the market median immediately following the approval of an increase in the equity grant pool as it is expected that the pool will revert back to the median over time. In addition, the Remuneration Committee, upon the advice of Radford, considers the increase in the annual limit on individual option grants to be advisable given the Company’s growth and the increase in the number of outstanding Shares since the Equity Incentive Plan’s original adoption in 2011.

Summary of Material Features of the Equity Incentive Plan

The material features of the Equity Incentive Plan are:

•	The maximum number of Shares that can be issued under the Equity Incentive Plan shall not exceed the sum of (i) either (a) 11,500,000 Shares reserved under the Equity Incentive Plan if the Plan Amendment is not approved and adopted or (b) 31,500,000 Shares reserved under the Amended Plan, (ii) 3,074,680 Shares that remained available for grants under the Company’s former 2002 Stock Option Plan (the “2002 Plan”) as of July 12, 2011, and (iii) the number of Shares subject to grants under the 2002 Plan that are outstanding as of the Effective Date but subsequently become lapsed awards.

•	Shares from forfeited, expired and terminated awards under the 2002 Plan and the Equity Incentive Plan can be added back to the reserved pool under the Equity Incentive Plan. For this purpose, Shares tendered or held back for taxes will not be added to the reserved pool under the Equity Incentive Plan.

•	The award of stock options (both incentive and non-qualified options) and restricted stock units to employees, directors and consultants is permitted. In addition, unrestricted Shares may be awarded to directors;

•	Minimum vesting periods are required for grants of restricted stock units;

•	Any material amendment to the Equity Incentive Plan is subject to approval by our shareholders; and

•	The term of the Equity Incentive Plan will expire on July 12, 2021.

Based solely on the closing price of our ADSs as reported by NASDAQ on March 27, 2015, 2015, the maximum aggregate market value of the additional Shares that could potentially be issued under the Amended Plan as of such date, assuming this Proposal No. 5 is approved, is $52,327,740. The Shares available for issuance under the Equity Incentive Plan will be authorized but unissued Shares or Shares that revert to us through forfeiture, surrender or cancelation of outstanding grants.

Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the Equity Incentive Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986, as amended (the “Code”) qualify as “performance-based compensation” under Section 162(m) of the Code, the Equity Incentive Plan provides that the Remuneration Committee may require that the vesting of such awards be conditioned on the satisfaction of performance objectives that may be measured by any or all of the following: (1) earnings before interest, taxes, depreciation and amortization; (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (3) changes in the market price of the Shares; (4) economic value-added; (5) funds from operations or similar measures; (6) sales or revenue; (7) development, clinical or regulatory milestones; (8) acquisitions or strategic transactions; (9) operating income (loss); (10) cash flow (including, but not limited to, operating cash flow and free cash flow); (11) return on capital, assets, equity, or investment; (12) shareholder returns; (13) return on sales; (14) gross or net profit levels; (15) productivity; (16) expenses; (17) margins; (18) operating efficiency; (19) customer satisfaction; (20) working capital; (21) earnings (loss) per Share; (22) sales or market shares; and (23) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Remuneration Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 3.5 million Shares for any performance cycle.

Summary of the Equity Incentive Plan

The following description of certain features of the Equity Incentive Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Equity Incentive Plan filed as Exhibit 10.4 to our

Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, Amendment No. 1 to the 2011 Stock Incentive Plan filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, Amendment No. 2 to the 2011 Stock Incentive Plan filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, Amendment No. 3 to the 2011 Stock Incentive Plan filed as Exhibit 10.5 to the Annual Report on Form 10-K for the year ended December 31, 2012 and the Plan Amendment set forth in Annex A to this Proxy Statement.

Plan Administration. The Equity Incentive Plan is administered by the Remuneration Committee. The Remuneration Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Equity Incentive Plan. The Remuneration Committee may delegate to one or more directors or to one or more officers its authority under the Equity Incentive Plan, subject to such terms, conditions and limitations as it may establish in its sole discretion.

Eligibility. Persons eligible to participate in the Equity Incentive Plan will be those full or part-time officers, employees, directors and other key persons (including consultants) of the Company and its subsidiaries as selected from time to time by the Remuneration Committee in its discretion. Approximately 207 individuals are currently eligible to participate in the Equity Incentive Plan, which includes 4 officers, 196 employees who are not officers, and 7 non-employee directors.

Plan Limits. The maximum number of Shares that can be issued under the Equity Incentive Plan is as set out in the first bullet point of “Summary of Material Features of the Equity Incentive Plan” above. Incentive Stock Options cannot be granted in respect of more Shares than the ISO Limit (31,500,000 Shares). Options with respect to no more than 10,000,000 Shares may be granted to any one individual during any calendar year period.

Stock Options. The Equity Incentive Plan permits the granting of (1) options to purchase Shares intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Equity Incentive Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive awards under the Equity Incentive Plan. The option exercise price of each option will be determined by the Remuneration Committee but may not be less than 100% of the fair market value of the Shares on the date of grant. Fair market value for this purpose will be the last reported sale price of the Shares on NASDAQ on the date of grant and, if the exercise of the option is to be satisfied by a new issue of Shares, may not be less than the nominal value of the Shares (£0.50). The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option is typically ten years from the date of grant. The Remuneration Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Remuneration Committee. Typically, options will vest in equal installments over a four year period subject to continued service with the Company. In general, unless otherwise permitted by the Remuneration Committee, no option granted under the Equity Incentive Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity. Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument or consideration acceptable to the Remuneration Committee and permitted under applicable law.

To qualify as incentive options, options must meet additional U.S. federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Restricted Stock Units. The Remuneration Committee may award restricted stock units to any eligible persons. Restricted stock units are payable in Shares, or at the discretion of the Remuneration Committee in cash, and may be subject to such conditions and restrictions as the Remuneration Committee may determine. These conditions and restrictions may include the achievement of certain performance objectives and/or continued service with the Company through a specified vesting period, generally four years. During the vesting period, the restricted stock units may be credited with dividend equivalent rights, which entitle the participant to receive credits for dividends that would have been paid if the recipient had held the Shares underlying the restricted stock units that vest since the date of grant of those restricted stock units.

Unrestricted Share Awards. The Remuneration Committee may also grant to directors Shares that are free from any restrictions under the Equity Incentive Plan, provided that the director shall pay an amount for the Shares at least equal to their aggregate nominal values. A director may elect to receive such an award of unrestricted Shares in lieu of cash meeting fees to which the director is otherwise entitled.

Change of Control Provisions. The Equity Incentive Plan provides that upon the effectiveness of a “change of control” as defined in the Equity Incentive Plan, except as otherwise provided by the Remuneration Committee in an award agreement, (i) participants may exercise their options to the extent vested immediately prior to the change of control for a period of 12 months following the change of control (or through the expiration date, if earlier), (ii) all unvested awards held by directors (other than the Chief Executive Officer of the Company) will automatically vest in full and (iii) all unvested awards held by other participants (i.e., the Chief Executive Officer and participants who are not directors) shall continue to vest following a change of control and, if any such participant’s employment is terminated by the Company for any reason other than cause (as defined in the Equity Incentive Plan) within two years of the change of control, shall fully vest, and in the case of options become exercisable and remain exercisable for a period of twelve months following such termination (or through the expiration date, if earlier). In addition, the Company may provide for awards to be substituted by equivalent awards or for a cash payment to be paid to participants in respect of all awards held by participants (whether or not vested) upon the change of control, in which case all original awards shall lapse upon the consummation of the change of control.

Adjustments for Stock Dividends, Stock Splits, Etc. The Equity Incentive Plan requires the Remuneration Committee to make appropriate adjustments to the number of Shares that are subject to the Equity Incentive Plan, to certain limits in the Equity Incentive Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the Equity Incentive Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or vesting of other awards.

Amendments and Termination. The Board may at any time amend or discontinue the Equity Incentive Plan and the Remuneration Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of NASDAQ, any amendments that materially change the terms of the Equity Incentive Plan will be subject to approval by our shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the Remuneration Committee to be required by the Code to preserve the qualified status of incentive options.

Effective Date of Plan. The Board adopted the Equity Incentive Plan on April 29, 2011, and it became effective on July 12, 2011, which was the day it was approved by shareholders. The Equity Incentive Plan was further amended on April 13, 2012, July 10, 2012, and December 11, 2012. No awards may be granted under the Equity Incentive Plan after the date that is 10 years from the date of shareholder approval. The effective date of the Plan Amendment proposed in this Proposal No. 5 will be the date the Plan Amendment is approved by shareholders.

New Plan Benefits

The Remuneration Committee will have full discretion to determine the number and amount of awards to be granted to employees under the Equity Incentive Plan, subject to the terms of the Equity Incentive Plan. The Remuneration Committee approved the grant of 5,455,500 performance-based restricted stock units on January 29, 2015 (the “Contingent Grants”). These grants were made based in part on input from Radford as our independent external compensation consultant. These Contingent Grants are contingent on shareholder approval of the Plan Amendment as there are insufficient Shares available under the Equity Incentive Plan to satisfy these grants. These performance restricted stock units become due for payment by the Company in cash upon vesting absent shareholder approval of the Plan Amendment. These grants are subject to performance-based vesting, tied to the achievement of financial and clinical performance goals by the Company. Other than the Contingent Grants, which are set forth in the table below, the future benefits or amounts that would be received by the executive officers and the groups named in the table below under the Equity Incentive Plan are not determinable at this time.

	RSUs
Name and Position	Dollar Value(1) ($)	Number of Units (#)
Named Executive Officers
John F. Thero	$2,581,110	2,530,500
Joseph T. Kennedy	$406,980	399,000
Steven B. Ketchum, Ph.D.	$406,980	399,000
Michael J. Farrell	$168,300	165,000
All current executive officers, as a group	$3,563,370	3,493,500
All current directors who are not executive officers, as a group	—	—
All current employees who are not executive officers, as a group	$2,001,240	1,962,000

(1)	Dollar value of the Contingent Grants consisting of performance-based restricted stock units reflects the $1.02 closing price of our ADSs as reported by NASDAQ on February 2, 2015, the date the awards were granted, contingent upon shareholder approval of this Proposal No. 5.

Tax Aspects Under the Code

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the Equity Incentive Plan. It does not describe all U.S. federal tax consequences under the Equity Incentive Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If Shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If Shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the Shares at exercise (or, if less, the amount realized on a sale of such Shares) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering Shares.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the Shares on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the Shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering Shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the Equity Incentive Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change of control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for certain awards under the Equity Incentive Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Equity Incentive Plan is structured to allow certain awards to qualify as performance-based compensation.

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal No. 5:

“RESOLVED, to adopt and approve the proposed Plan Amendment to the Company’s 2011 Stock Incentive Plan.”

Vote Required

This proposal must be approved by a majority of the shares present and entitled to vote on the proposal (whether voting is by show of hands or a poll is taken). As a result, abstentions will have the same effect as voting against the proposal and broker non-votes will have no effect on the vote outcome.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2014, regarding stock options previously issued by the Company as compensation for services pursuant to the 2002 Plan and the Equity Incentive Plan.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	9,470,412	$4.62	5,577,591
Equity compensation plans not approved by security holders(1)	1,200,000	$7.56	—

Total	10,670,412	$4.95	5,577,591

(1)	Consists of 600,000 Ordinary Shares which are issuable upon exercise of stock options outside of the Equity Incentive Plan granted to each of Joseph T. Kennedy and Steven B. Ketchum as an employment inducement award in connection with the commencement of Mr. Kennedy’s and Dr. Ketchum’s employment with Amarin as Senior Vice President, General Counsel and President of Research and Development, Senior Vice President, respectively. These grants were made in reliance on NASDAQ Listing Rule 5635(c)(4). These shares were registered on a Registration Statement on Form S-8 filed with the SEC on March 16, 2012.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 5

PROPOSAL NO. 6

APPROVAL OF SUBSEQUENT PRIVATE PLACEMENT PURSUANT TO PRE-EMPTIVE RIGHT

Background

On March 5, 2015, we entered into a Securities Subscription Agreement with a group of institutional investors (the “Initial Purchasers”), including both existing and new investors, for the private placement (the “Initial Private Placement”) of 352,150,790 restricted American Depositary Shares, each representing one share of our Series A Convertible Preference Shares, par value £0.05 per share, in the capital of the Company (“Series A Preference Shares”). Each ten (10) Series A Preference Shares may be consolidated and redesignated as one ordinary share, par value £0.50 per share, in the capital of the Company, each ordinary share to be represented by one American Depositary Share. For each restricted American Depositary Share, the Initial Purchasers paid a negotiated price of $0.15 (equating to $1.50 on an as-converted to Ordinary Share basis), resulting in $52,822,618.50 in aggregate gross proceeds to the Company. On March 30, 2015, we closed the Initial Private Placement with the Initial Purchasers and issued 352,150,790 restricted American Depositary Shares, each representing one Series A Preference Share, which shares may be consolidated and redesignated from time to time as up to a maximum of 35,215,079 ordinary shares, each ordinary share to be represented by one American Depositary Share.

On that same day, in connection with the Initial Private Placement, and pursuant to a pre-existing contractual pre-emptive right to participate in certain private placement transactions effected by the Company, Sofinnova Venture Partners VII L.P. entered into a new Securities Subscription Agreement for the purchase of an additional $5,830,077.00 in restricted American Depositary Shares, each representing one share of the Company’s Series A Preference Shares, at the same price per share as the Initial Private Placement, or 38,867,180 restricted American Depositary Shares, each representing one of our Series A Preference Shares (the “Subsequent Private Placement”). A maximum of 3,886,718 ordinary shares, each represented by one ADS, are issuable upon the consolidation and redesignation of the Series A Preference Shares to be issued in the Subsequent Private Placement. This amount represents the maximum amount available to Sofinnova Venture Partners, VII, L.P. under its pre-existing contractual pre-emptive right. Dr. James Healy, a member of our Board, is a managing member of Sofinnova Management VII, L.L.C., the general partner of Sofinnova Venture Partners VII L.P. In accordance with applicable marketplace rules of the Nasdaq Stock Market, the consummation of the Subsequent Private Placement is conditioned upon approval by the Company’s shareholders at a future meeting of the Company’s shareholders as described in this Proposal No. 6.

Description of Series A Preference Shares

Each ten (10) Series A Preference Shares may be consolidated and redesignated as one ordinary share, par value £0.50 per share, in the capital of the Company, each ordinary share to be represented by one American Depositary Share.

In the event of the Company’s liquidation or a return of capital (other than a conversion, redemption or purchase of shares) (each, a “Liquidation Event”), subject to the preferential rights of the holders of any class or series of shares ranking by their terms senior to any Series A Preference Shares (“Senior Securities”), each holder of Series A Preference Shares is entitled to receive, in priority to any distributions of any of the assets or surplus funds of the Company to the holders of the Ordinary Shares and any class or series of shares ranking by their terms subordinate to any Series A Preference Shares (“Junior Securities”) and pari passu with any distribution to the holders of any class or series of shares ranking by their terms pari passu with the Series A Preference Shares (“Parity Securities”), an amount equal to $0.001 per Series A Preference Share, plus an additional amount equal to any dividends declared but unpaid on such shares, before any payments shall be made or any assets distributed to holders of any class of Ordinary Shares or Junior Securities. If, upon any such Liquidation Event, the assets of the Company shall be insufficient, after payment to any Senior Securities, to pay the holders of the Series A Preference Shares the amount required under the preceding sentence, then all remaining assets of the Company shall be distributed pro rata to holders of the Series A Preference Shares and

Parity Securities. After payment to the holders of the Series A Preference Shares of the amount described in the foregoing sentence and subject to the preferential rights of the holders of any Senior Securities of the Company, the remaining assets or surplus funds of the Company, if any, available for distribution to shareholders shall be distributed pro rata among the holders of the Series A Preference Shares, any other class or series of shares that participates with the Ordinary Shares in the distribution of assets upon any Liquidation Event and the Ordinary Shares, with the holders of the Series A Preference Shares deemed to hold that number of Ordinary Shares into which such Series A Preference Shares may be redesignated.

Except as otherwise provided in the rights, preferences, privileges and restrictions of the Series A Preference Shares or as required by applicable law, the Series A Preference Shares shall have no voting rights. However, as long as any Series A Preference Shares are outstanding, the Company shall not, without the approval of the holders of seventy-five percent (75%) of the then outstanding Series A Preference Shares, alter or change adversely the powers, preferences or rights attaching to the Series A Preference Shares or enter into any agreement with respect to the foregoing. Holders of the Series A Preference Shares shall be entitled to receive, and the Company shall pay, dividends (other than dividends in the form of Ordinary Shares) on the Series A Preference Shares equal (on an as-converted to Ordinary Share basis) to and in the same form as dividends (other than dividends in the form of Ordinary Shares) actually paid on ordinary shares when, as and if such dividends (other than dividends in the form of Ordinary Shares) are paid on the Ordinary Shares.

Certain Registration Rights

The securities offered and to be sold by us in the Subsequent Private Placement, subject to shareholder approval, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from registration requirements. We have agreed to file a registration statement with the SEC covering the resale of the restricted ADS and the ADSs representing Ordinary Shares created by the consolidation and redesignation of the Series A Preference Shares (the “Registrable Securities”) to be purchased by Sofinnova Venture Partners, VII L.P. in connection with the Subsequent Private Placement, subject to shareholder approval. In addition, we agreed to use its commercially reasonable best efforts to keep the registration, and any qualification, exemption or compliance under state securities laws which we determine to obtain, continuously effective, and to keep the Registration Statement free of any material misstatements or omissions, until the earlier of (a) the second anniversary of the target closing date for the private placement or (b) the date on which all Registrable Securities held by Sofinnova Venture Partners, VII L.P. may be sold or transferred in compliance with Rule 144 under the Securities Act, without any volume or manner of sale restrictions.

Please refer to our Current Report on Form 8-K filed with the SEC on March 11, 2015, including the exhibits thereto, for additional information regarding the Initial Private Placement, and our Current Report on Form 8-K filed with the SEC on March [30], 2015, including the exhibits thereto, for additional information regarding the Subsequent Private Placement.

Why We Are Seeking Your Approval

We are seeking your approval of the Subsequent Private Placement to help ensure our compliance with NASDAQ Listing Rules. Shareholder approval of the Initial Private Placement or the Subsequent Private Placement is not required under the Companies Act or our Articles. NASDAQ Listing Rule 5635(d)(2) requires, with limited exceptions, shareholder approval prior to the sale or issuance or potential issuance of shares equal to 20% or more of our Ordinary Shares and ADSs, or 20% or more of our voting power, outstanding before the issuance, if the effective sale price is less than the greater of the book or market value of our Ordinary Shares and ADSs on the date of such issuance (a “5635 issuance”). Our Ordinary Shares underlying the ADSs or issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such capital raising transactions are considered shares issued in the transaction in determining whether the 20% limit has been reached. NASDAQ may in certain circumstances “integrate” a later transaction with an earlier transaction for purposes of determining compliance with such listing rule, in which case the integrated transactions collectively must comply with the listing rule.

We are seeking shareholder approval of the Subsequent Private Placement so that we can complete the Subsequent Private Placement. The Initial Private Placement and Subsequent Private Placement may be integrated for purposes of determining compliance with NASDAQ Listing Rule 5635(d)(2) and would involve the potential issuance of up to a total of 391,017,970 restricted American Depositary Shares, each representing one share of our Series A Convertible Preference Shares, par value £0.05 per share, in the capital of the Company, which shares may be consolidated and redesignated from time to time as up to a maximum of 39,101,797 Ordinary Shares, each Ordinary Share to be represented by one American Depositary Share. Prior to Initial Private Placement, we had 176,960,199 Ordinary Shares outstanding, including 176,228,632 American Depositary Shares, each representing the right to receive one Ordinary Share and 865,904 Ordinary Shares and not including 134,337 Ordinary Shares held in treasury. Because the Initial Private Placement and Subsequent Private Offering are each considered a 5635 issuance subject to Rule 5635(d)(2), and because the 20% threshold of Rule 5635(d)(2) would be met upon the closing of the Subsequent Private Placement, shareholder approval is required prior to the closing of the Subsequent Private Placement.

Shareholders will be asked at the Annual General Meeting to approve the following resolution with pursuant to this Proposal No.6:

“RESOLVED, to approve the issuance of 38,867,180 of the Company’s restricted American Depositary Shares, each representing one share of our Series A Convertible Preference Shares, par value £0.05 per share, in the capital of the Company, which shares may be consolidated and redesignated from time to time as up to a maximum of 3,867,718 ordinary shares, each ordinary share to be represented by one American Depositary Share in accordance with NASDAQ Listing Rule 5635(d).”

Vote Required

This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 6

PROPOSAL NO. 7

RENEWAL OF THE POWER OF THE DIRECTORS TO ALLOT SHARES

Under the Companies Act, the directors of a public company may exercise the power of the company to allot shares in the company or to grant rights to subscribe for or to convert any security into shares in the company if they are authorized to do so by the company’s articles of association or by resolution of the company. Any such authorization is only valid for a maximum period of five years. The grant of a general power of allotment by the Company’s shareholders is an additional step not generally required when companies domiciled in the United Sates are issuing securities.

This Proposal No. 7 seeks shareholder approval of a grant of authority to the Board to allot shares in the Company or grant rights to subscribe for or to convert any security into shares (the “Rights”) up to an aggregate nominal amount of £125,000,000 in respect of Ordinary Shares (equal to 250,000,000 million Ordinary Shares) and £23,000,000 in respect of preference shares (equal to 460,000,000 preference shares), provided that such authority shall, unless renewed, varied or revoked by the Company, expire on the fifth anniversary of the passing of the applicable resolution, except that the Company may, before such expiration, make an offer or agreement which would, or might, require shares to be allotted or Rights to be granted after the expiration of such period and the Board may allot relevant securities in pursuance of any such offer or agreement notwithstanding that the authority conferred by this resolution has expired.

The Company currently may allot shares pursuant to an authorization approved by our shareholders at a general meeting of the Company held on 6 July 2010. This authorization expires on July 6, 2015. The Board believes that it is important for the Company to retain the flexibility to allot equity securities on an accelerated basis should the Board determine it is necessary or advisable and in the best interests of shareholders, without incurring the costs or delays associated with calling a special meeting and preparing and circulating proxy materials to approve specific allotments of shares. The Board also believes that a large majority of public companies based in the United States do not require shareholder approval of each issuance and allotment of common equity. Without the approval of this Proposal No. 7, the Company may not be able to raise additional capital, in a timely manner or at all, if and as needed to fund its ongoing business and operations.

Other than the Subsequent Private Placement with Sofinnova Venture Partners, VII L.P. described in Proposal No. 6, the Company has no present plans or proposals to effect share issues in a single transaction, or to a small number of persons resulting in one or more of such persons becoming a principal shareholder of the Company with the attendant ability to exercise significant influence over the Company’s affairs. The closing of the Subsequent Private Placement is not conditioned on the approval of Proposal No. 7.

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal No. 7:

“RESOLVED, to generally and unconditionally authorize the Board of Directors of the Company, in accordance with Section 551 of the Companies Act 2006, to exercise all powers of the Company to allot shares in the Company or grant rights to subscribe for or to convert any security into shares of the Company (“Rights”) up to an aggregate nominal amount of £148,000,000 (being the aggregate nominal amount of £125,000,000 in respect of ordinary shares and £23,000,000 in respect of preference shares), provided that this authority shall, unless renewed, varied, or revoked by the Company, expire on the date five years from the date on which this resolution is passed, except that the Company may, before such expiration, make an offer or agreement which would, or might, require shares to be allotted or Rights to be granted after the expiration of such period and the Board may allot shares or grant Rights in pursuance of any such offer or agreement notwithstanding that the authority conferred by this resolution has expired.”

Vote Required

This proposal will be approved if (i) on a show of hands, a majority of shareholders present in person or by proxy and voting on the proposal vote in favor of the resolution or (ii) on a poll, a majority of the shares present at the meeting in person or by proxy and voting on the proposal are voted in favor of the resolution. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 7

PROPOSAL NO. 8

DISAPPLICATION OF PRE-EMPTIVE RIGHTS TO HOLDERS OF ORDINARY SHARES

Pre-emptive rights can be disapplied with respect to a specific allotment of securities by a special resolution of shareholders. Obtaining disapplication of pre-emptive rights at the time of each individual proposed stock issuance is time-consuming and costly. To reduce such costs, minimize the delays associated with convening special meetings of shareholders, and provide the Company with sufficient flexibility in the issuance of equity securities on such terms and conditions as the Board considers to be in the best interests of the Company and its shareholders, the Board is asking the Company’s shareholders to resolve, subject to Proposal No. 7 being passed and in accordance with Section 570 of the Companies Act, that the directors be generally empowered to allot equity securities (as defined in Section 560 of the Companies Act) pursuant to the authority conferred by Proposal No. 7, as if Section 561(1) of the Companies Act did not apply to any such allotment, provided that this power shall (1) be limited to the allotment of equity securities up to an aggregate nominal amount of £148,000,000 (being the aggregate nominal amount of £125,000,000 in respect of Ordinary Shares (equal to 250,000,000 million Ordinary Shares) and £23,000,000 in respect of preference shares (equal to 460,000,000 preference shares)) and (2) expire on the date being the fifth anniversary of the date of passing of this resolution (unless renewed, varied or revoked by the Company prior to or on that date), except that the Company may, before such expiration, make an offer or agreement which would, or might, require equity securities to be allotted after such expiration and the directors may allot equity securities in pursuance of any such offer or agreement notwithstanding that the authority conferred hereby has expired. The securities in respect of which the Board is seeking disapplication of shareholders’ pre-emption rights are equity securities as defined in Section 560 of the Companies Act.

Other than the Subsequent Private Placement with Sofinnova Venture Partners, VII L.P described in Proposal No. 6, the Company has no present plans or proposals to effect share issues in a single transaction, or to a small number of persons resulting in one or more of such persons becoming a principal shareholder of the Company with the attendant ability to exercise significant influence over the Company’s affairs. The closing of the Subsequent Private Placement is not conditioned on the approval of Proposal No. 8.

The Company currently may allot shares without such allotment being subject to statutory pre-emptive rights of its ordinary shareholders pursuant to an authorization approved by our shareholders at a general meeting of the Company held on 6 July 2010. This authorization expires on July 6, 2015. The Board believes that a large majority of public companies based in the United States do not have mandatory pre-emptive rights provisions with respect to their common equity. Without the approval of this Proposal No. 8, the Company may not be able to raise additional capital, in a timely manner or at all, if and as needed to fund its ongoing business and operations.

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal No.8:

“RESOLVED, to generally empower the Board, subject to the passing of Resolution No. 7 above and in accordance with Section 570 of the Companies Act 2006, to allot equity securities (as defined in Section 560 of the Companies Act) pursuant to the authority conferred upon them by Resolution No. 7, as if Section 561(1) of the Companies Act did not apply to any such allotment, provided that the power hereby conferred shall (a) be limited to the allotment of equity securities up to an aggregate nominal amount of £148,000,000 (being the aggregate nominal amount of £125,000,000 in respect of ordinary shares and £23,000,000 in respect of preference shares); and (b) expire on the date five years from the date on which this resolution is passed (unless renewed, varied or revoked by the Company prior to or on that date), except that the Company may, before such expiration, make an offer or agreement which would, or might, require equity securities to be allotted after the expiration of such period and the directors may allot equity securities in pursuance of any such offer or agreement notwithstanding that the authority conferred by this resolution has expired.”

Vote Required

Approval of this proposal requires (i) on a show of hands, the affirmative vote of at least 75% of the holders of shares present at the meeting in person or by proxy and voting on the proposal or (ii) on a poll, the affirmative vote of at least 75% of the shares present at the meeting in person or by proxy and voting on the proposal. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 8

ADDITIONAL BUSINESS

As a public limited company organized under the laws of England and Wales, it is a statutory requirement that the Board lay before the Annual General Meeting the Company’s statutory accounts, which are the Company’s Annual Report for the year ended December 31, 2014 as prepared in conformity with GAAP (the “Annual Report”) and the accounts for the financial year ended December 31, 2014 prepared in accordance with International Financial Reporting Standards (the “Statutory Accounts”). As required by the Companies Act and the Articles, the Statutory Accounts will be made available for download in “PDF” format on the Company’s website (http://investor.amarincorp.com) as soon as they are complete, but no later than June 14, 2015, which is twenty-one clear days in advance of the Annual General Meeting. In addition, hard copies of the Statutory Accounts may be obtained, once they are complete, by contacting the Company’s investor relations department at Amarin Corporation plc, c/o Amarin Pharma, Inc., 1430 Route 206, Bedminster, NJ 07921 or by telephone at (908) 719-1315. Shareholders of the Company will not be asked to take any action in respect of the Statutory Accounts at the Annual General Meeting but shareholders in attendance will have opportunity to ask questions relating to the Statutory Accounts.

We know of no other matters to be submitted to a vote of shareholders at the Annual General Meeting. If any other matter is properly brought before the Annual General Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment. In order for any shareholder to nominate a candidate at a given annual general meeting, he or she must provide timely written notice to our corporate secretary pursuant to the terms of our Articles, as described below.

CORPORATE GOVERNANCE

Director Independence

We believe that the Company benefits from having a strong and independent Board. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company that would affect his or her exercise of independent judgment. On an annual basis, the Board reviews the independence of all directors under guidelines established by NASDAQ and in light of each director’s affiliations with the Company and members of management, as well as significant holdings of Company securities. This review considers all known relevant facts and circumstances in making an independence determination. Based on this review, the Board has made an affirmative determination that all directors, other than Messrs. Thero and Zakrzewski, are independent. It was determined that Mr. Thero lacks independence because of his status as the Company’s President and Chief Executive Officer. It was determined that Mr. Zakrzewski lacks independence because of his prior status as the Company’s Chief Executive Officer through December 31, 2013.

Code of Business Conduct and Ethics

We believe that our Board and its committees, led by a group of strong and independent directors, provide the necessary leadership, wisdom and experience that the Company needs in making sound business decisions. Our Code of Business Conduct and Ethics helps clarify the operating standards and ethics that we expect of all of our officers, directors and employees in making and implementing those decisions. Waivers of our Code of Business Conduct and Ethics for the benefit of a director or an executive officer may only be granted by the Board or, if permitted, a committee of the Board, and will be publicly announced promptly in our SEC filings. Waivers of our Code of Business Conduct and Ethics for the benefit of other employees may be made by our Compliance Officer, the Board or, if permitted, a committee of the Board. In furthering our commitment to these principles, we invite you to review our Code of Business Conduct and Ethics and other corporate governance materials located on our website at www.amarincorp.com.

Shareholder Communications

Generally, shareholders who have questions or concerns regarding the Company should contact our Investor Relations department at (908) 719-1315. However, any shareholders who wish to address questions regarding the business or affairs of the Company directly with the Board, or any individual director, should direct his or her questions in writing to the Lead Independent Director of the Board, Amarin Corporation plc, 2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2 Ireland or c/o Amarin Pharma, Inc., 1430 Route 206, Bedminster, NJ 07921. Upon receipt of any such communications, the correspondence will be directed to the appropriate person, including individual directors.

BOARD OF DIRECTORS AND COMMITTEES

During our 2014 fiscal year, our Board met in person five times and acted by written consent one time. Each director attended at least 75% of the aggregate of the meetings of the Board and meetings of the committees of which he or she was a member in our last fiscal year. During fiscal 2014, our Board had an Audit Committee, a Remuneration Committee and a Nominating and Corporate Governance Committee. All members of the Audit, Remuneration and Nominating and Corporate Governance Committees are non-employee directors who are deemed independent.

All members of our Board who were directors at the time attended the 2014 Annual General Meeting of Shareholders, either in person or via telephone. Although the Company has no formal policies regarding director attendance at annual general meetings, it encourages directors to attend annual general meetings and expects that all members of the Board will attend the 2015 Annual General Meeting.

Board Leadership Structure and Risk Oversight

Dr. Lars Ekman is our Chairman of the Board. Dr. Ekman is independent and all key committees of the Board are comprised solely of, and chaired by, independent directors. The Board believes that this structure combined with the Company’s established corporate governance guidelines, provides an effective leadership structure for the Company. In addition, to ensure effective independent oversight of the Company, the Board holds meetings of the independent directors of the Board at every meeting.

The Board has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. Risk management includes not only understanding company-specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. The Board periodically reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company. The Board also delegates oversight to Board committees to oversee selected elements of risk as set forth below.

As part of the Board’s risk oversight role, our Remuneration Committee reviews and evaluates the risks associated with our compensation programs. Our Remuneration Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on Amarin. In making this determination, our Remuneration Committee considered the following:

•	the Company’s use of different types of compensation vehicles to provide a balance of long and short-term incentives with fixed and variable components;

•	the granting of equity based awards with time-based vesting and performance-based vesting, both of which encourage participants to look to long-term appreciation in equity values;

•	the Company’s annual bonus determinations for each employee being tied to achievement of company goals, which goals promote long-term value; and

•	the Company’s system of internal control over financial reporting and code of conduct and ethics, which among other things, reduce the likelihood of manipulation of the Company’s financial performance to enhance payments under any of its incentive plans.

Board Committees

Audit Committee. The Audit Committee is currently comprised of Mr. van Heek (Chairman), Mr. O’Sullivan and Ms. Peterson. The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee also assists the Board in overseeing the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the external auditors’ qualifications and independence, the performance of the Company’s internal audit function and external auditors and performs other duties, as set forth in the Audit Committee charter. The Audit Committee charter is available on our website at www.amarincorp.com. The Audit Committee met by teleconference six times and acted by unanimous written consent once during our 2014 fiscal year. All members of the Audit Committee satisfy the current independence standards promulgated by NASDAQ and the SEC and the Board has determined that Mr. van Heek is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K.

Nominating and Corporate Governance Committee. Currently, the Nominating and Corporate Governance Committee is comprised of Mr. O’Sullivan (Chairman), Dr. Ekman and Ms. Peterson. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board. The Nominating and Corporate Governance Committee also develops and implements policies and processes regarding corporate governance matters, assesses Board membership needs and acts as the Company’s nominating committee by reviewing potential director nominees and recommending nominees to the Board. The Nominating and Corporate Governance Committee charter is available on our website at www.amarincorp.com. The Nominating and Corporate Governance Committee met by teleconference one time during our 2014 fiscal year. All members of the Nominating and Corporate Governance Committee satisfy the current NASDAQ independence standards.

Remuneration Committee. The Remuneration Committee is currently comprised of Dr. Healy (Chairman), Mr. Stack and Mr. van Heek. The Remuneration Committee, together with the Board, determines the framework for the compensation of the Company’s chief executive officer and chairman and such other members of executive management as it is designated to consider. The Remuneration Committee also determines the corporate and individual performance goals under the Company’s management incentive plan and achievement of these goals, as well as determines the policy for and scope of pension arrangements, service agreements for the executive management team and termination payments. Further, the Remuneration Committee oversees any major changes in employee benefit structures throughout the Company, reviews and authorizes the reimbursement of any claims for expenses from the chief executive officer and chairman in excess of £10,000 and performs other duties, as set forth in the Remuneration Committee charter. Additionally, the Remuneration Committee reviews and evaluates the risks associated with our compensation programs. The Remuneration Committee may delegate its authority to a subcommittee composed of one or more of its members. The Remuneration Committee charter is available on our website at www.amarincorp.com. The Remuneration Committee met by teleconference four times and acted by unanimous written consent once during our 2014 fiscal year. All members of the Remuneration Committee satisfy the current NASDAQ and SEC independence standards and qualify as “outside directors” pursuant to the Code.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, no member of the Remuneration Committee was a current or former officer or employee of Amarin. None of our executive officers served as a member of the compensation committee (or board of directors serving the compensation function) of another entity where such entity’s executive officers served on our Remuneration Committee. Moreover, none of our executive officers served as a member of the compensation committee (or board of directors serving the compensation function) of another entity where such entity’s executive officers served on our Board.

EXECUTIVE OFFICERS AND CERTAIN SIGNIFICANT EMPLOYEES

Our current executive officers and certain significant employees and their respective positions are set forth in the following table. Biographical information regarding each executive officer and significant employee is set forth following the table.

Name	Age	Position
Executive Officers
John F. Thero	54	President and Chief Executive Officer (principal executive officer)
Joseph T. Kennedy	47	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer
Steven B. Ketchum, Ph.D.	50	President of Research and Development, Senior Vice President
Michael J. Farrell	37	Vice President, Finance (principal accounting officer and principal financial officer)

Significant Employees
Aaron D. Berg	52	Senior Vice President, Marketing and Sales

John F. Thero. Please refer to Proposals No. 1 and No. 2 “Election of Directors” for Mr. Thero’s biography.

Joseph T. Kennedy joined Amarin in December 2011 as General Counsel and was named Amarin’s Secretary and Chief Compliance Officer in February 2012. From March 2009 to December 2011, he was Vice President, General Counsel and Secretary of Transcept Pharmaceuticals, Inc., where he played a lead role negotiating the company’s strategic collaboration with Purdue Pharma, helped secure key U.S. patents, helped obtain U.S. Food and Drug Administration (“FDA”) approval for the company’s lead product and had responsibility for all legal and compliance matters affecting the company. Mr. Kennedy represented large pharmaceutical companies, developing life science companies and venture capital firms in private law practice from January 2006 to March 2009. Prior to that, Mr. Kennedy served as Chief Corporate Counsel, then Vice President, Acting Chief Legal Officer with Eyetech Pharmaceuticals, Inc. His work at Eyetech included transitioning the company from private to public, legal matters related to the company’s development and commercialization collaboration with Pfizer Inc., public company and pharmaceutical industry compliance, and the sale of the company to OSI Pharmaceuticals Inc. Previously, Mr. Kennedy served as Vice President and U.S. Counsel, Corporate Business Development, with Élan Corporation, plc where he helped acquire technologies, managed legal issues related to multiple collaborations and participated in the company’s sale of assets that raised over $2.0 billion in a restructuring.

Steven B. Ketchum, Ph.D., joined Amarin in February 2012 as Senior Vice President and President of Research and Development. Dr. Ketchum has 20 years of experience in late-stage product development and clinical regulatory strategy. From 2008 to 2012, Dr. Ketchum served as Senior Vice President of Research and Development for Sunesis Pharmaceuticals, Inc. where he provided strategic direction for all facets of research and development, including clinical strategy and operations, regulatory affairs, and pharmaceutical development and has served on its board of directors since his departure. From 2005 to 2008, Dr. Ketchum served as Senior Vice President of Research and Development and Medical Affairs for Reliant Pharmaceuticals where he led development and support activities for Lovaza and other commercialized cardiovascular products. Prior to 2005, Dr. Ketchum was Senior Vice President of Operations and Regulatory Affairs at IntraBiotics Pharmaceuticals, Inc., and also held positions of increasing responsibility in regulatory affairs during his nearly eight-year tenure at ALZA Corporation, where he supported the development and commercialization of a number of products, including Concerta. Dr. Ketchum earned a Ph.D. in pharmacology from University College London and a B.S. in biological sciences from Stanford University.

Michael J. Farrell joined Amarin in July 2013 as Controller, was named Amarin’s principal accounting officer and principal financial officer in January 2014, and has since been promoted to Vice President of Finance. Prior to joining Amarin, Mr. Farrell spent the previous ten years with various life sciences companies. From May

2012 to June 2013, Mr. Farrell was the Controller for Unigene Laboratories, Inc., a publicly traded biotechnology company, where he was responsible for the accounting and finance function, which included a significant role in multiple financing transactions. From October 2010 to April 2012, he was the Controller of New American Therapeutics, Inc., where he contributed to the formation of the company and the successful acquisition and subsequent divestiture of the company’s assets. From April 2008 to September 2010, he was Controller of Akrimax Pharmaceuticals LLC. From April 2004 through March 2008, he held various roles of increasing responsibility within the finance department at Reliant Pharmaceuticals, Inc. prior to the sale of the company to GlaxoSmithKline. Mr. Farrell started his career at Arthur Andersen LLP in 1999, during which time he became a Certified Public Accountant. Mr. Farrell holds a B.S. in Accounting from the University of Maryland.

Aaron D. Berg joined Amarin in November 2012 as Vice President, Marketing and Managed Care, and was named Senior Vice President, Marketing and Sales in February 2014. Before joining Amarin, Mr. Berg was with Essentialis, Inc. from 2009 to 2012, where he led the company’s work on triglyceride management as President and Chief Executive Officer. Prior to joining Essentialis, Mr. Berg was with Kos Pharmaceuticals for six years, and as Vice President of Marketing and Sales at Kos Pharmaceuticals contributed to the acquisition of Kos by Abbott Laboratories. Prior to his position with Kos Pharmaceuticals, Mr. Berg began his pharmaceutical industry career as a sales representative with Bristol-Myers Squibb, followed by various positions with Schering-Plough and GlaxoSmithKline.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Transactions with Related Parties

Other than compensation arrangements described below under the captions “Executive Compensation” and “Director Compensation,” and the proposed Subsequent Private Placement with Sofinnova Venture Partners, VII L.P. (with which Dr. James Healy, a member of our Board, is affiliated) described in Proposal No. 6, we are not a party to any transactions between us and certain “related parties,” which are generally considered to be our directors and executive officers, nominees for director, holders of 5% or more of our outstanding Ordinary Shares and members of their immediate families.

Related-Party Transaction Review and Approval

Our Board has adopted policies and procedures for the review and approval of related-party transactions and has delegated to our Compliance Officer the authority to review and approve the material terms of any proposed related-party transactions.

Pursuant to our Code of Business Conduct and Ethics, any transaction or relationship that reasonably could be expected to give rise to a conflict of interest should be promptly reported to the Compliance Officer. Our Compliance Officer may notify the Board or a committee thereof as deemed appropriate. Conflicts of interest may arise in the following situations: if an individual is simultaneously employed or engaged by Amarin and another business (particularly a client or business partner of Amarin); if an individual participates in any activity that enhances or supports a competitor’s position; if an individual or member of such person’s immediate family accepts a gift with the intent to improperly influence the normal business relationship between Amarin and its clients or business partners or gives to or accepts gifts from a competitor; if an individual or a member of such person’s immediate family holds a financial interest in another business (particularly a client or business partner of Amarin); and if an individual conducts business on behalf of Amarin with a business in which a family member of such individual is associated in any significant role.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Executive officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all reports filed under Section 16(a). To the Company’s knowledge, based solely on the review of copies of the reports filed with the SEC, all reports required to be filed by our executive officers, directors and greater-than-10% shareholders during the fiscal year ended December 31, 2014 were timely filed.

INSIDER TRADING POLICY

Amarin has an insider trading policy that applies to all officers, directors and employees and certain affiliated persons. Amarin’s insider trading policy prohibits sale of any Amarin securities that are not owned by such persons at the time of the sale, so called short sales. Those persons subject to Amarin’s insider trading policy may not pledge Amarin’s securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the Audit Committee of the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on information available to us and filings with the SEC, the following table sets forth certain information regarding the beneficial ownership (as defined by Rule 13d-3 of the Exchange Act) of our outstanding Shares for (i) each of our directors, (ii) each of our “named executive officers,” as defined in Executive Compensation below, (iii) all of our directors and executive officers as a group, and (iv) persons known to us to beneficially hold more than 5% of our outstanding Shares. The following information is presented as of March 31, 2015.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to our Shares. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, Shares issuable under stock options or warrants that are exercisable within 60 days of March 31, 2015 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or warrant(s), but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over their Shares, except for those jointly owned with that person’s spouse. Unless otherwise indicated below, the address of each person listed on the table is c/o Amarin Pharma, Inc., 1430 Route 206, Bedminster, NJ 07921.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number(1)	Percent of Class(2)
Greater than 5% Holders:
Camber Capital Management LLC(3) 101 Huntington Avenue Suite 2550 Boston, MA 02199	12,000,000	6.78
Aristeia Capital, L.L.C.(4) 136 Madison Avenue, 3rd Floor New York, NY 10016	9,376,154	5.29

Current directors and named executive officers:
John F. Thero(5)	1,767,436	1.00
Lars G. Ekman, M.D., Ph.D.(6)	238,390	0.13
James I. Healy, M.D., Ph.D.(7)	6,513,588	3.68
Kristine Peterson(8)	192,000	0.11
Jan van Heek(9)	187,203	0.11
Patrick J. O’Sullivan(10)	117,000	0.07
David Stack(11)	72,000	0.04
Joseph S. Zakrzewski(12)	2,358,714	1.33
Joseph T. Kennedy(13)	719,775	0.40
Steven B. Ketchum, Ph.D.(14)	637,048	0.35
Michael J. Farrell (15)	40,586	0.02
All current directors and executive officers as a group (11 persons)	12,843,740	7.24

(1)	Represents Shares held as of March 31, 2015, plus Shares that may be acquired upon exercise of options exercisable within 60 days of March 31, 2015.
(2)	Based on 177,094,536 Ordinary Shares outstanding as of March 31, 2015. The percentage ownership and voting power for each person (or all directors and executive officers as a group) is calculated by assuming the exercise or conversion of all options exercisable within 60 days of March 31, 2015 held by such person and the non-exercise and non-conversion of all outstanding options held by all other persons.
(3)	Based on a Schedule 13G/A filed February 13, 2015, filed jointly on behalf of Camber Capital Management LLC and Stephen DuBois, who share voting power and dispositive power over the Shares.
(4)	Based on a Schedule 13G filed February 17, 2015, filed by Aristeia Capital, L.L.C.

(5)	Based on a Form 4 filed February 2, 2015, a Form 4 filed November 12, 2014, a Form 4 filed January 10, 2014, a Form 4 filed November 20, 2013, a Form 4 filed July 26, 2013, a Form 4 filed May 29, 2013, a Form 4 filed January 30, 2013, a Form 4 filed January 2, 2013, a Form 4 filed September 24, 2012, a Form 4 filed September 11, 2012, a Form 4 filed July 30, 2012, Form 4 filed April 11, 2012, a Form 4 filed February 3, 2012 and a Form 3 filed December 30, 2010. Includes 284,400 Shares directly owned and 1,483,036 Shares issuable upon the exercise of options exercisable within 60 days of March 31, 2015.
(6)	Based on a Form 4 filed March 13, 2014, a Form 4 filed November 20, 2013, a Form 4 filed July 11, 2013, a Form 4 filed July 12, 2012 and a Form 3 filed December 30, 2010. Includes 40,000 Shares directly owned and 198,390 Shares issuable upon the exercise of options exercisable within 60 days of March 31, 2015.
(7)	Based on a Form 4 filed March 13, 2014, a Form 4 filed July 11, 2013, a Form 4 filed September 5, 2012, a Form 4 filed August 15, 2012, a Form 4 filed July 13, 2012, a Form 4 filed April 6, 2012, a Form 4 filed April 4, 2012, a Form 4 filed March 31, 2012, a Form 4 filed January 31, 2012 and a Schedule 13D/A filed August 23, 2013 on behalf of Sofinnova Venture Partners VII, L.P. Includes 6,321,588 Shares owned directly by Sofinnova Venture Partners VII, L.P., 90,000 Shares directly owned by Dr. Healy and 102,000 shares issuable upon the exercise of options exercisable within 60 days of March 31, 2015 directly owned by Dr. Healy. Dr. Healy may be deemed to have shared voting and dispositive power over the Shares owned by Sofinnova Venture Partners VII, L.P. via Sofinnova Management VII, LLC (the general partner of Sofinnova Venture Partners), of which he is a managing general partner, but Dr. Healy disclaims beneficial ownership of the Shares except to the extent of his pecuniary interest in Sofinnova Management VII, LLC.
(8)	Based on a Form 4 filed March 13, 2014, a Form 4 filed July 11, 2013, a Form 4 filed July 12, 2012 and a Form 3 filed December 30, 2010. Includes 192,000 Shares issuable upon the exercise of options exercisable within 60 days of March 31, 2015.
(9)	Based on a Form 4 filed March 13, 2014, a Form 4 filed July 11, 2013, a Form 4 filed April 15, 2013, a Form 4 filed January 14, 2013, a Form 4 filed October 12, 2012, a Form 4 filed July 12, 2012, a Form 4 filed April 12, 2012 a Form 4 filed January 12, 2012, a Form 4 filed October 18, 2011, a Form 4 filed July 13, 2011, a Form 4 filed May 16, 2011, a Form 4A filed April 27, 2011, a Form 4 filed April 20, 2011, a Form 4 filed February 11, 2011, a Form 3A filed February 11, 2011 and a Form 3 filed December 30, 2010. Includes 25,203 Shares and 162,000 Shares issuable upon the exercise of options exercisable within 60 days of March 31, 2015.
(10)	Based on a Form 4 filed March 13, 2014, a Form 4 filed July 11, 2013, a Form 4 filed July 12, 2012, a Form 4 filed December 15, 2011 and a Form 3 filed December 15, 2011. Includes 117,000 Shares issuable upon the exercise of options exercisable within 60 days of March 31, 2015.
(11)	Based on a Form 4 filed March 13, 2014, a Form 4 filed July 11, 2013, a Form 4 filed December 12, 2012, and a Form 3 filed December 12, 2012 and Form 4 filed December 12, 2012. Includes 72,000 Shares issuable upon the exercise of options exercisable within 60 days of March 31, 2015.
(12)	Based on a Form 4 filed March 13, 2014, a Form 4 filed November 18, 2013, a Form 4 filed July 26, 2013, a Form 4 filed Jun 25, 2013, a Form 4 filed April 25, 2013, a Form 4 filed January 2, 2013, a Form 4 filed October 3, 2012, a Form 4 filed July 30, 2012, a Form 4 filed May 31, 2012, a Form 4 filed March 27, 2012, a Form 4 filed February 3, 2012, a Form 4 filed November 7, 2011, a Form 4 filed October 24, 2011, a Form 4 filed 22, 2011, a Form 4A filed July 15, 2011, a Form 4 filed April 20, 2011, a Form 4 filed March 9, 2011, a Form 4 filed February 28, 2011, a Form 4 filed February 24, 2011 and a Form 3 filed December 30, 2010. Includes 226,047 Shares directly owned and 2,132,667 Shares issuable upon the exercise of options exercisable within 60 days of March 31, 2015.
(13)	Based on a Form 4 filed February 2, 2015, a Form 4 filed January 10, 2014, a Form 4 filed July 26, 2013, a Form 4 filed January 2, 2013, a Form 4 filed July 30, 2012, a Form 4 filed February 3, 2012, a Form 4 filed February December 20, 2011 and a Form 3 filed December 20, 2011. Includes 63,450 Shares directly owned and 656,325 Shares issuable upon the exercise of options exercisable within 60 days of March 31, 2015.
(14)	Based on a Form 4 filed February 2, 2015, a Form 4 filed January 10, 2014, a Form 4 filed January 2, 2013, a Form 4 filed March 5, 2012, and a Form 3 filed February 21, 2012. Includes 56,500 Shares directly owned and 580,548 Shares issuable upon the exercise of options exercisable within 60 days of March 31, 2015.
(15)	Based on a Form 4 filed February 2, 2015, a Form 4 filed November 12, 2014, a Form 4 filed January 10, 2014 and a Form 3 filed January 9, 2014. Includes 12,537 Shares directly owned and 28,049 Shares issuable upon the exercise of options exercisable within 60 days of March 31, 2015.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis describes the material elements of compensation earned in fiscal 2014 by each of the executive officers identified below in the Summary Compensation Table, who are referred to collectively as our “named executive officers.” Our named executive officers include our (i) principal executive officer; (ii) principal financial officer; and (iii) the only other executive officers other than the principal executive officer and the principal financial officer who were serving as executive officers as of December 31, 2014. For the fiscal year ended December 31, 2014, our named executive officers were:

John F. Thero	President and Chief Executive Officer (principal executive officer)
Joseph T. Kennedy	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer
Steven B. Ketchum, Ph.D.	President of Research and Development, Senior Vice President
Michael J. Farrell	Controller (principal accounting officer and principal financial officer) (through December 31, 2014; Vice President, Finance (principal accounting officer and principal financial officer) thereafter)

2014 Operating Highlights

During 2014, we achieved significant commercial, clinical development, intellectual property, supply and other milestones. As discussed more fully below, achievement in these objectives were considered by our Remuneration Committee in determining executive compensation for 2014. Important 2014 performance considerations include:

Commercial:

•	Reported $54.2 million in Vascepa® revenues in 2014, representing an increase of 105% over 2013 revenues of $26.4 million

•	Secured managed care coverage for over 215 million lives on formulary, including contracting over 125 million Tier 2 covered lives

•	Launched a Vascepa co-promotion partnership with Kowa Pharmaceuticals America, Inc., resulting in more than double the number of physician details made by Amarin’s sales force alone

Product Development:

•	Achieved cumulative patient enrollment in the REDUCE-IT cardiovascular outcomes study of more than 7,300 patients (through February 2015)

•	The REDUCE-IT study remains on track to complete enrollment in 2015, for an interim analysis after 60% of the events accrue in 2016, and study completion in 2017 with results anticipated to be published in 2018

•	Notified FDA that Amarin would not continue to appeal the rescinding of the Special Protocol Assessment (SPA) agreement for ANCHOR; no action taken by FDA on the sNDA for the ANCHOR indication

Intellectual Property:

•	40 patents issued or allowed by U.S. Patent and Trademark Office with numerous additional patent applications being prosecuted in the United States and other countries

Supply:

•	Purchased qualified inventory to support 2014 sales requirements and qualifying supply chain sufficient to supply anticipated 2015 sales requirements

•	One additional supplier of drug substance (Slanmhor/Novasep consortium), and an additional encapsulator and packager were approved by the FDA for supplying Vascepa

Financial:

•	Reduced net cash outflows from operations from $190.3 million in 2013 to $72.3 million in 2014

•	Exchanged $118.7 million in outstanding senior secured notes resulting in the deferral of the first put date on such notes from 2017 to 2019

Compensation Philosophy and Objectives

Pay for Performance

Our philosophy in setting compensation policies for executive officers has two fundamental objectives: (1) to attract and retain a highly skilled team of executives and (2) to align our executives’ interests with those of our shareholders by rewarding short-term and long-term performance and tying compensation to increases in shareholder value. The Remuneration Committee believes that executive compensation should be directly linked both to continuous improvements in corporate performance (“pay for performance”) and accomplishments that are expected to increase shareholder value. In furtherance of this goal, the Remuneration Committee has adhered to the following guidelines as a foundation for decisions that affect the levels of compensation:

•	provide a competitive total compensation package that enables the Company to attract and retain highly qualified executives with the skills and experience required for the achievement of business goals;

•	align compensation elements with the Company’s annual goals and long-term business strategies and objectives;

•	promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	align executives’ incentives with the creation of shareholder value.

The Remuneration Committee has historically compensated executive officers with three compensation components: base salary, annual incentive bonus and equity-based compensation. The Remuneration Committee believes that cash compensation in the form of base salary and an annual incentive bonus provides our executives with short-term rewards for success in operations, and that long-term compensation through the award of equity awards aligns the objectives of management with those of our shareholders with respect to long-term performance and success.

Roles in Determining Compensation

Remuneration Committee

The Remuneration Committee, together with the Board, determines the framework for the compensation of the Company’s executive officers. The Remuneration Committee also determines the corporate and individual performance goals under the Company’s management incentive plan and achievement of these goals, as well as determines the policy for and scope of service agreements for the executive officers and termination payments. While the Remuneration Committee draws on a number of resources, including input from the Chief Executive Officer and independent compensation consultants, to make decisions regarding the Company’s executive compensation program, ultimate decision-making authority rests with the Remuneration Committee, subject in key cases to ratification by the Board. The Remuneration Committee relies upon the judgment of its members in making compensation decisions, after reviewing the performance of the Company and evaluating an executive’s performance during the year against established goals, operational performance and business responsibilities. In addition, the Remuneration Committee incorporates judgment in the assessment process to respond to and adjust for the evolving business environment.

Risks Related to Compensation Policies and Practices

As part of the Board’s risk oversight role, our Remuneration Committee reviews and evaluates the risks associated with our compensation programs. Our Remuneration Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on Amarin. In making this determination, our Remuneration Committee considered the following:

•	the Company’s use of different types of compensation vehicles to provide a balance of long and short-term incentives with fixed and variable components;

•	the granting of equity based awards with time-based vesting and performance-based vesting, both of which encourage participants to look to long-term appreciation in equity values;

•	the Company’s annual bonus determinations for each employee being tied to achievement of company goals, which goals promote long-term value; and

•	the Company’s system of internal control over financial reporting and code of conduct and ethics, which among other things, reduce the likelihood of manipulation of the Company’s financial performance to enhance payments under any of its incentive plans.

Compensation Consultant

The Remuneration Committee retains the services of Radford, as independent external compensation consultants. The mandate of the consultants include assisting the Remuneration Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design and benchmarking with the Company’s peers in the industry. The Remuneration Committee regularly evaluates the performance of its compensation consultants, considers alternative compensation consultants and has the final authority to engage and terminate such services.

The Remuneration Committee has assessed the independence of Radford pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Radford from serving as an independent consultant to the Remuneration Committee.

Chief Executive Officer

Our Chief Executive Officer attends Remuneration Committee meetings and works with the Remuneration Committee Chairman and its compensation consultants to develop compensation recommendations for the executive officers (excluding the Chief Executive Officer), based upon individual experience and breadth of knowledge, internal considerations, individual performance during the fiscal year and other factors deemed relevant by the Remuneration Committee. The recommendations are then submitted to the Remuneration Committee for review and consideration. The Remuneration Committee works directly with its compensation consultants to determine compensation actions for the Chief Executive Officer. In accordance with NASDAQ listing rules, our Chief Executive Officer is not present during voting or deliberations concerning his own compensation.

Say-on-Pay

At our annual general meeting of shareholders in July 2014, we held a non-binding advisory vote to approve the compensation of our named executive officers, which we refer to as say-on-pay. The compensation of our named executive officers reported in our 2014 proxy statement was approved by 92% of the votes cast at the 2014 annual meeting. The Remuneration Committee has considered and will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our named executive officers.

Competitive Market Benchmarking

The Remuneration Committee draws on a number of resources to assist in the evaluation of the various components of the Company’s executive compensation program. While we do not establish compensation levels based solely on benchmarking, pay practices at other companies are a factor that the Remuneration Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace.

Our peer companies used in determining compensation actions in the 2014 fiscal year were selected by the Remuneration Committee with the support of Radford, which beginning in 2011 has been retained to conduct comprehensive reviews of the Company’s executive compensation practices.

In November 2013, following the recommendation of the FDA’s Endocrinologic and Metabolic Drugs Advisory Committee against the potential Vascepa ANCHOR label expansion, and our subsequent decision to implement a reduction in force of approximately 50% of our staff positions worldwide, our Remuneration Committee updated the list of peer companies that was used in determining compensation actions in the 2014 fiscal year to consist of 19 publicly-traded companies in the pharmaceutical and biotechnology industries. The updated list of peer companies were selected in consultation with Radford on the basis of their similarity to us in terms of competition for talent, their status as a commercial or near-commercial stage company, phase of products in development, financial attributes, research and development expenditures, and stock price. Radford also qualitatively evaluated each company based on business focus and corporate strategy.

The Remuneration Committee considered the foregoing analysis in selecting the following 19 publicly-traded peer companies for use in determining compensation actions in the 2014 fiscal year:

AMAG Pharmaceuticals, Inc.	Discovery Laboratories, Inc.	Spectrum Pharmaceuticals, Inc.*
Amicus Therapeutics, Inc.	DURECT Corporation	Synta Pharmaceuticals Corporation
Ariad Pharmaceuticals, Inc.*	Dynavax Technologies Corporation	Vical Incorporated
Avanir Pharmaceuticals, Inc.	Horizon Pharma plc	XOMA Corporation
Cadence Pharmaceuticals, Inc.	Immunomedics, Inc.	Zogenix, Inc.
Cell Therapeutics, Inc.	Pernix Therapeutics, Inc.
Depomed, Inc.	Repligen Corporation

*	Included in prior-year peer group.

In addition to the peer group above, the Remuneration Committee also reviews competitive compensation data from the Radford Global Life Sciences Compensation Survey, which in 2013 included 2 of the companies in the current peer group, as well as a broader survey of 55 publicly traded biotechnology and pharmaceutical companies with between 100 and 500 employees. Radford assessed Amarin’s 2014 compensation against market pay elements such as base salary, target short-term incentives as a percentage of base salary, target total cash compensation, long-term incentives and target total direct compensation. Additionally, Amarin’s incumbent officers were matched to benchmark positions according to each officer’s primary responsibilities.

The Remuneration Committee reviews the Company’s list of peer companies periodically to reflect changes in market capitalization, developments at the Company relative to its peer companies and other factors.

Implementation of Objectives

In fiscal 2014, our executive compensation program consisted of the following forms of compensation, each of which are described below in greater detail:

•	Base Salary

•	Annual Bonus Incentive

•	Special Incentive Bonus Program

•	Equity Compensation

•	Employee Benefit Program

In general, our Remuneration Committee aims to set executives’ total cash compensation (base salary plus target bonus) at levels near the 50th percentile for executives with similar roles in the Company’s peer group and long-term incentive awards at the 75th percentile (with a mix of time-based stock options and performance based restricted stock unit awards).

Base Salary

Overview

Our Remuneration Committee aims to set executives’ base salaries, in the aggregate, at levels near the 50th percentile of salaries of executives with similar roles at the Company’s peer group. The Remuneration Committee believes it is important to provide adequate fixed compensation to our executive officers working in a highly volatile and competitive industry. Our Remuneration Committee believes that the 50th percentile for base salaries is the minimum cash compensation level that will allow us to attract and retain highly skilled executives. The Remuneration Committee’s choice of this target percentile reflects consideration of our shareholders’ interests in paying what is necessary to achieve our corporate goals, while conserving cash and equity as much as practicable. We believe that, given the industry in which we operate and our compensation philosophy and objectives, base salaries at the 50th percentile are generally sufficient to retain our current executives and to hire new executives when and as required. In determining appropriate base salary levels for a given executive officer, the Remuneration Committee also considers the following factors:

•	individual performance of the executive, as well as overall performance of the Company, during the prior year;

•	level of responsibility, including breadth, scope and complexity of the position;

•	level of experience and expertise of the executive;

•	internal review of the executive’s compensation relative to other executives to ensure internal equity; and

•	executive officer compensation levels at other similar companies to ensure competitiveness.

Salaries for executive officers are determined on an individual basis at the time of hire and are set to be competitive with peer companies in our industry. Adjustments to base salary are considered annually in light of each executive officer’s individual performance, the Company’s performance and compensation levels at peer companies in our industry, as well as changes in job responsibilities or promotion. The Chief Executive Officer assists the Remuneration Committee in its annual review of the base salaries of other executive officers based on the foregoing criteria.

Changes in Base Salaries for Fiscal 2014

In January 2014, the Remuneration Committee approved for 2014 a 3.0% salary increase for all employees other than in the cases of those executive officers identified below, each of whom received individually targeted salary increases. These increases were determined to take into consideration the rate of inflation and to approximate the estimated rate of compensation increase in the Company’s peer group. In the case of Mr. Thero, a salary of $500,000, effective January 1, 2014, was approved, in connection with his execution of a new employment agreement in connection with his promotion to Chief Executive Officer, effective January 1, 2014. This base salary was slightly below the 50th percentile for CEOs within our peer group. In the case of Mr. Kennedy, a salary of $404,800, effective February 1, 2014, was approved. This base salary was higher than the 50th percentile for offices of similar position within our peer group; this determination was made in light of the Remuneration Committee’s recognition of Mr. Kennedy’s several contributions to the Company during 2014, in particular in connection with our ongoing regulatory efforts, several litigation matters and continued advancement of the Company’s intellectual property estate. In the case of Dr. Ketchum, no change was made to his then current salary of $404,800. This base salary was higher than the 50th percentile for offices of similar position within our peer group; this determination to maintain Dr. Ketchum’s compensation at this level was made in light of the Remuneration Committee’s recognition of Dr. Ketchum’s several contributions to the Company during 2014, in particular in connection with our ongoing regulatory efforts and continued advancement of the Company’s REDUCE-IT cardiovascular outcomes trial.

Cash Incentive Awards

The Company also provides executive officers with annual performance-based cash bonuses, which are specifically designed to reward executives for overall corporate performance as well as individual performance in a given year.

The Board has adopted a Management Incentive Compensation Plan (MICP), under the Remuneration Committee each year determines corporate and individual performance goals and achievement of these goals for purposes of determining annual performance-based cash bonuses. The MCIP is intended to provide structure and predictability regarding the determination of performance-based cash bonuses. Specifically, the MICP is intended to:

(i)	increase management focus on realistic goals intended to create value for shareholders;

(ii)	encourage management to work as a team to achieve the Company’s goals;

(iii)	encourage individuals to realize goals that are meaningful to the Company;

(iv)	provide incentives for participants to strive for achievement above and beyond the Company goals; and

(v)	help attract and retain high quality senior management personnel.

The MICP provides that the bonus potential for our executive officers will be established on an annual basis by the Remuneration Committee. Under the MICP, the actual amount of the bonus paid is calculated using a goals-based formula. In order to be eligible to receive a bonus, the Company must have achieved at least a specified percentage of the corporate goals for that year. The corporate goals and the relative weighting of the corporate and individual performance goals, as well as the relative weighting for each individual of individual performance goals are established by the Remuneration Committee on an annual basis, shortly after our Board has approved our annual operating plan. The Remuneration Committee has determined it appropriate to have our Chief Executive Officer’s goals match our corporate goals. For all other executive officers, individual goals are determined on annual basis by the Remuneration Committee based on their areas of functional responsibility. In the case of our Senior Vice Presidents and Vice Presidents, 75% of their bonus for 2014 was based on achievement of the corporate goals (in proportion to the extent such goals were achieved) and 25% of their bonus was based on achievement of their individual goals (in proportion to the extent such goals were achieved) and for our Senior Directors, 50% of their bonus for 2014 was based on achievement of the corporate goals (in proportion to the extent such goals were achieved) and 50% of their bonus was based on achievement of their individual goals (in proportion to the extent such goals were achieved). Under the MICP, the Remuneration Committee reserves the right to make subjective assessments of executive performance and to separately reward performance beyond established individual or corporate goals and targets, and to award a smaller or larger bonus than provided for in the MICP, or to award no bonus.

For fiscal 2014, the bonus potential for our executive officers as a percentage of base salary ranged from 65% for our President and CEO, 40% for our Senior Vice Presidents, 30% for our Vice Presidents, and 15% for our Senior Directors. All of the bonus potential for our President and CEO was tied to the 2014 corporate goals.

Fiscal 2014 Annual Bonus Incentive

Upon completion of fiscal 2014, the Remuneration Committee assessed the Company’s overall performance against the achievement of corporate and individual performance goals established in 2014.

Set forth below are the corporate goals that were considered by the Remuneration Committee in assessing overall performance for the 2014 fiscal year, as well as the relative weighting of these goals and the Remuneration Committee’s assessment of achievement for each goal.

2014 Corporate Goals

Sales, Marketing, and Managed Care (60%): These goals established target performance for the Company regarding the commercialization of Vascepa for the MARINE indication. The specific goals were as follows:

•	Revenues: Achieve net revenue target per 2014 Operating Plan*

•	Managed care: Achieve covered lives targets per 2014 Operating Plan* for Tier 2 or equivalent covered lives

Clinical / Regulatory / Medical Affairs (25%): These goals established target performance for the Company in clinical development progress. The specific goals were as follows:

•	ANCHOR indication: Secure ability to market results of the ANCHOR trial

•	Outcomes study: Achieve enrollment target by year end (or terminate study effectively if Board elects to terminate)*

Supply (5%): These goals established target performance for the Company in connection with securing supply of the active ingredient for Vascepa. The specific goals were as follows:

•	Supplier management: Maintain effective working relationships with at least two qualified API suppliers

Financial and Public Relations / Investor Relations (10%): These goals established target performance for the Company regarding financial and investor relations matters. The specific goals were as follows:

•	Cash burn: Cash burn from operations not greater than target per 2014 Operating Plan*

•	Stock price: Achieve performance which exceeds peer group (as defined for SEC purposes)

In addition to the above stated goals, the Remuneration Committee also established further stretch goals relating to exceeding the net revenue target per the 2014 Operating Plan.* These goals, if achieved in full, were given an incremental weighting, up to an additional 50% of total bonus potential.

*	The above-described metrics tied to the 2014 Operating Plan include highly sensitive data including revenue targets, expense targets and targets for securing additional covered lives and patient enrollment in the Company’s ongoing outcomes study. We do not disclose the specific target levels for these metrics because we believe that such disclosure would result in serious competitive harm to our company. We purposely set these target levels at aggressive levels because we are a growth-oriented company and we are highly dependent on securing additional covered lives, increasing revenues, enrolling patients in our outcomes trial and controlling our expenses. Revealing these metrics could potentially reveal insights about our commercialization plans and objectives that our competitors could use against us in the marketplace for similar pharmaceutical products. We believe each of these target levels were designed to be challenging but attainable under assumed conditions if we had what we considered to be a successful year, with the exception of the stretch goals which were intended to be attainable only in the event we had an especially successful year, in the extreme case well beyond the assumption incorporated into our 2014 Operating Plan.

In reviewing the above-described corporate goals, the Remuneration Committee determined: (i) that the revenue goal was achieved at the 90% level and the managed care goal was achieved at the 100% level, for a combined weighted score of 50-55% for this component of the corporate goals; (ii) that the ANCHOR indication goal was not achieved and the outcomes study goal was achieved at the 95% level, for a combined weighted score of 10-15% for this component of the corporate goals; (iii) that the supply goal was achieved at the 100% level, for a weighted score of 5% for this component of the corporate goals; (iv) that the cash burn goal was achieved at the 100% level and the stock price goal was not achieved, for a combined weighted score of 5-8% for this component of the corporate goals; and (v) that the stretch goal for achieving the net revenue target was not achieved. In total, the Remuneration Committee determined that the above-described goals were achieved at the 70-83% level and recommended a 75% achievement level for purposes of determining incentive cash bonuses for 2014, as further described below.

Individual Performance-Based Cash Bonus Awards

John F. Thero, President and Chief Executive Officer

The cash bonus award for our President and Chief Executive Officer, John F. Thero, was based entirely on the Company’s achievement of the 2014 corporate goals. As a result, he received a cash bonus in the amount of 75% of his target bonus amount.

Joseph T. Kennedy, General Counsel, Senior Vice President and Chief Compliance Officer

For Mr. Kennedy, individual performance goals for fiscal 2014 were as follows:

SEC Compliance and Investor Relations: 20%

•	Ensure timely filing of SEC filings and compliance of public disclosures with applicable law

•	Advise on investor relations issues to help ensure accurate disclosures consistent with industry practice

Legal Function Management: 15%

•	Ensure adherence to Company bylaws and conduct orderly annual meeting

•	Provide legal advice to support company functions: regulatory, managed care, sales and marketing, manufacturing, human resources and general corporate matters

•	Oversee legal systems to help manage risks affecting the Company

•	Oversee litigation: Secure dismissal or an orderly path to resolution of existing class action suits and address any new matters in a timely and diligent manner

FDA Law: 15%

•	ANCHOR indication: Support ANCHOR supplemental drug application efforts

Pharmaceutical Industry Compliance: 10%

•	Oversee comprehensive corporate compliance program, including policies, training, monitoring, and auditing of pharmaceutical compliance related functions

•	Implement Sunshine Act compliance reporting system and make application reports

•	Advise Company on pharmaceutical industry compliance matters

Intellectual Property and Hatch-Waxman Exclusivity: 30%

•	Obtain and defend robust patent coverage for MARINE, ANCHOR, and combo products

•	Implement litigation and regulatory strategy to protect Vascepa exclusivity if NCE is not granted

•	Enforce intellectual property rights against third parties

Strategic Development: 10%

•	Support executive team and Corporate Development on interactions with potential strategic partners

In reviewing the above-described individual performance goals, the Remuneration Committee first concluded that Mr. Kennedy had fully achieved all of his individual goals with the exception of the ANCHOR indication goal, for a cumulative total of 85% (which comprised 25% of his bonus eligibility for 2014). When combined with 75% achievement of the corporate goals (which comprised 75% of his bonus eligibility for 2014), Mr. Kennedy was awarded a bonus representing 78% of his target bonus for 2014.

Steven B. Ketchum, Ph.D., President of Research and Development, Senior Vice President

For Dr. Ketchum, individual performance goals for fiscal 2014 were as follows:

Clinical / Regulatory Affairs: 55%

•	ANCHOR indication: Lead ANCHOR supplemental drug application efforts

•	Outcomes study: Attain specified enrollment targets (or efficiently execute study close-down activities, if Board elects to terminate the study)

•	Outcomes study: Develop recommendations to Board for any modification to study conduct and/or interim/final analyses of results

CMC / QA / Regulatory: 5%

•	Supplier management: Provide support needed to maintain technical correctness of marketing and/or clinical trial applications to ensure effective working relationships with qualified suppliers

•	Outcomes study: Provide uninterrupted supply of clinical trial materials to achieve enrollment targets (or efficiently execute study close-down activities, if Board elects to terminate)

Medical Affairs / R&D: 20%

•	Managed care: Support achievement of covered lives targets per 2014 Operating Plan for Tier 2 or equivalent covered lives

•	Publications: Achieve specified goals on scientific publications (papers, review articles, abstracts, and/or posters) on MARINE, ANCHOR, and/or other study results

•	Thought leaders: Conduct specified meetings with representatives of key organizations (such as ACC, NLA, AHA, AACE, ADA) on matters of clinical and scientific relevance to Amarin and Vascepa

Business Development: 5%

•	In-licensing: Develop and implement a process to screen and prioritize potential assets of interest/fit

Business Support: 15%

•	Vascepa commercialization: Support planning and implementation of strategy to market results of ANCHOR trial (subject to securing this ability); support ongoing commercialization of MARINE indication

•	Cash burn: Control expenditures consistent with target per 2014 Operating Plan

In reviewing the above-described individual performance goals, the Remuneration Committee first concluded that Dr. Ketchum had fully achieved the CMC / QA / Regulatory, Medical Affairs / R&D, and Business Support goals and partially achieved the rest of the goals, for a cumulative total of 68% (which comprised 25% of his bonus eligibility for 2014). When combined with 75% achievement of the corporate goals (which comprised 75% of his bonus eligibility for 2014), Dr. Ketchum was awarded a bonus representing 73% of his target bonus for 2014.

Michael J. Farrell, Vice President, Finance (principal accounting officer and principal accounting officer)

For Mr. Farrell, individual performance goals for fiscal 2014 were as follows:

Reporting and Budgeting: 40%

•	Timely file and certify all required SEC quarterly and annual filings, statutory filings and tax returns

•	Manage tax compliance function, including the preparation of the tax provision and resolution of all related compliance issues

•	Manage relationships with key external vendors, including the financial and SOX audit firms

•	Oversee monthly accounting book close, including managing areas requiring technical accounting expertise

•	Develop internal monthly management reporting package

Financing and Strategic Matters: 20%

•	Manage state tax nexus analysis, including the calculation of applicable liabilities and timely filing of related tax returns

•	Identify at least one significant cost saving initiative and successfully implement

•	Assist in the assessment of ongoing strategic initiatives

Operations and IT Systems: 20%

•	Successfully implement additional module functionality within Oracle as it relates to manufacturing and/or procurement to streamline accounting processes and gain cost efficiencies

•	Implement equity administration software package for internal tracking of awards and for financial reporting purposes

Internal Controls: 20%

•	Ensure no material control weaknesses from 2014 compliance testing

•	Identify and implement initiatives to enhance internal control processes

In reviewing the above-described individual performance goals, the Remuneration Committee first concluded that Mr. Farrell had fully achieved all of his individual goals with respect to Reporting and Budgeting, Financing and Strategic Matters, Operations and IT Systems, and Internal Controls, for a cumulative total of 100% (which comprised 50% of his bonus eligibility for 2014). When combined with 75% achievement of the corporate goals (which comprised 50% of his bonus eligibility for 2014), Mr. Farrell was awarded a bonus representing 88% of his target bonus for 2014.

Special Incentive Bonus Programs

On December 2, 2013, as amended on January 8, 2014, and again on January 29, 2015, the Remuneration Committee approved a special incentive bonus program for each of Mr. Thero, Dr. Ketchum and Mr. Kennedy. Under this special bonus program, each of these executive officers will be eligible to receive a one-time, special bonus payment in the amount of: $250,000, in the event the Company’s sNDA for the ANCHOR indication is approved by the FDA on or before December 31, 2015 or $150,000, in the event the Company is able to expand its right to market Vascepa such as through inclusion of the clinical data from the Company’s ANCHOR clinical trial in the Vascepa label for the current (MARINE) indication on or before December 31, 2015. All determinations concerning the above referenced criteria for payment will be made by the Remuneration Committee in its sole discretion.

On January 29, 2015, the Remuneration Committee approved a special incentive bonus program for each of Mr. Thero and Mr. Kennedy. Under this special bonus program, each of these executive officers will be eligible to receive a one-time, special bonus payment in the amount of: $250,000, in the event the Company prevails in ANDA litigation on or before December 31, 2016 with surviving patent claims which block generic entry; or $150,000, in the event the Company on or before December 31, 2016 secures five-year regulatory exclusivity, through the courts or through convincing the FDA that Vascepa should have New Chemical Entity (NCE) designation, in each case as determined in the Remuneration Committee’s discretion.

Each such executive officer must be continuously employed by the Company through the date of the applicable payment date in order to be eligible to receive an incentive bonus payment, provided that if such executive officer is terminated by the Company without cause prior to the achievement of any such milestone or any such payment date such executive officer shall also remain eligible to receive such payment. To date, none of the specified criteria have been achieved and as a result, no bonuses have been paid under either of these special bonus programs.

Equity Compensation

Overview

Stock Options and Restricted Stock Units. As an additional component of our compensation program, executive officers are eligible to receive equity compensation in the form of stock options and restricted stock units. The Remuneration Committee grants stock options and restricted stock units to executive officers to aid in their retention, to motivate them to assist with the achievement of both near-term and long-term corporate objectives and to align their interests with those of our shareholders by creating a return tied to the performance of our stock price. In determining the form, date of issuance and value of a grant, the Remuneration Committee considers the contributions and responsibilities of each executive officer, appropriate incentives for the achievement of our long-term growth, the size and value of grants made to other executives at peer companies holding comparable positions, individual achievement of designated performance goals, and the Company’s overall performance relative to corporate objectives.

We believe that equity awards, through stock options and restricted stock units, align the objectives of management with those of our shareholders with respect to long-term performance and success. We believe that equity awards serve as useful performance-recognition mechanisms with respect to key employees, as most awards are subject to time-based vesting provisions. Stock options are typically awarded to executive officers upon their hiring. We believe that such equity awards encourage executive officers to remain with the Company and also focus on our long-term performance as well as the achievement of specific performance goals.

In considering annual equity awards for our executive officers in 2014, our Remuneration Committee aimed to set total equity grants at level equivalent to 1.5 times the 50th percentile for annual equity delivery for executives with similar roles in the Company’s peer group, which was generally consistent to the Remuneration Committee’s general goal of setting long-term incentive awards at the 75th percentile. Equity awards in 2014 were comprised of a mix of time-based stock options (over a four-year period) and performance based restricted stock unit awards. Equity awards in 2014 were granted with a view towards both retaining and incentivizing our executives in future periods.

Equity Award Grant Policy. We have an equity award grant policy that formalizes our process for granting equity-based awards to officers and employees. Under our equity award grant policy, all grants to executive officers must be approved by our Board or Remuneration Committee and all grants to other employees must be granted within guidelines approved by our Board or Remuneration Committee. All stock options will be awarded at fair market value and calculated based on our closing market price on the grant date. Under our equity award grant policy, equity awards will generally be granted as follows:

•	grants made in conjunction with the hiring of a new employee or the promotion of an existing employee will generally be made at meetings of the Remuneration Committee, and effective on the first trading day of the month following the later of (1) the hire date or the promotion date or (2) the date on which such grant is approved; and

•	grants made to existing employees other than in connection with a promotion will be made, if at all, on an annual basis and generally shall be made effective on the first trading day of the month following the date on which such grant is approved.

Equity Grants Awarded in Fiscal 2014

The values of the equity awards granted to executive officers for the 2014 fiscal year, as well as all compensation actions taken with respect to the named executive officers in fiscal 2014, are reflected in the Summary Compensation Table further below.

Employee Benefit Programs

Executive officers are eligible to participate in all of our employee benefit plans, including medical, dental, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, all of which we believe to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Our retirement savings plan (401(k) Plan) is a tax-qualified retirement savings plan, pursuant to which all employees, including the named executive officers, are able to contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Service. In 2014, we did not match or supplement contributions to the 401(k) plan.

Tax and Accounting Considerations

Deductibility of Executive Compensation. In making compensation decisions affecting our executive officers, the Remuneration Committee considers our ability to deduct under applicable federal corporate income tax law compensation payments made to executives. Specifically, the Remuneration Committee considers the requirements and impact of Section 162(m) of the Code, which limits the tax deductibility to us of compensation in excess of $1.0 million in any year for certain executive officers, except for qualified “performance-based compensation” under the Section 162(m) rules. The Remuneration Committee considers the Section 162(m) rules as a factor in determining compensation, but will not necessarily limit compensation to amounts deductible under Section 162(m).

Allocation of Compensation

There is no pre-established policy or target for the allocation of compensation. The factors described above, as well as the overall compensation philosophy, are reviewed to determine the appropriate level and mix of compensation.

Timing of Compensation Actions

Compensation, including base salary adjustments, for our named executive officers is reviewed annually, usually in the first quarter of the fiscal year and upon promotion or other change in job responsibilities.

Stock Ownership Guidelines

The Board believes it is important to align the interests of our executive officers with those of its shareholders. To this end, in March 2013, the Board established Stock Ownership Guidelines for its executive officers, including the named executive officers. The guidelines require that each executive officer maintain an equity interest in the Company at least equal to a multiple of the executive officer’s base salary, as follows:

Position	Target
Chief Executive Officer	3x annual base salary
Other Executive Officers	1x annual base salary

Equity interests that count toward the satisfaction of the ownership guidelines include the value of Ordinary Shares beneficially owned or issuable upon the settlement of restricted stock or restricted stock units, and unvested deferred stock units. The calculation of an individual’s equity interest, however, does not include the value of stock options (whether or not vested), unvested restricted stock, and unvested restricted stock units, except unvested deferred stock units. Executive officers have five years from the date of the policy adoption in March 2013 or later commencement of their appointment as an executive officer to attain these ownership levels. If an executive officer does not meet the applicable guideline by the end of the five-year period, the officer is required to hold a minimum of 50% to 100% of the shares resulting from any future equity awards until the applicable guideline is met, net of shares sold or withheld to exercise stock options and pay withholding taxes. The Remuneration Committee, however, may make exceptions for any officer on whom this requirement could impose a financial hardship.

Additionally, we have instituted stock ownership guidelines for our non-employee directors. For information regarding these guidelines, see the section entitled “Director Compensation—Non-Employee Director Compensation.”

Clawback

As of the date of this Proxy Statement, we do not have a formal compensation recovery policy, often referred to as a “clawback” policy, which would typically provide that the officers or directors subject to the policy must reimburse the Company for any bonus or other incentive-based or equity-based compensation received during the twelve-month period following the preparation of an accounting restatement, as a result of misconduct or other specified events. The Remuneration Committee intends to adopt a formal clawback policy once the final rules relating to such policies are issued pursuant to the Dodd-Frank Act.

Conclusion

Our compensation policies are designed and are continually being developed to retain and motivate our executive officers and to reward them for outstanding individual and corporate performance.

REMUNERATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

The Remuneration Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the fiscal year ending December 31, 2014.

Submitted by the Remuneration Committee of the Board of Directors

James I. Healy (Chairman)

Jan van Heek

David Stack

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the fiscal years ended December 31, 2014, 2013 and 2012.

Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
John F. Thero	2014	$500,000	$—	$1,037,340	$988,403	$243,750	$—	$2,769,493
President and Chief Executive Officer, Assistant Secretary	2013	$395,153	$—	$—	$355,950	$—	$—	$751,103
	2012	$386,300	$—	$167,454	$632,737	$156,065	$—	$1,342,556

Joseph T. Kennedy	2014	$400,917	$—	$345,780	$329,468	$125,473	$—	$1,201,638
General Counsel, Senior Vice President, Secretary and Chief Compliance Officer	2013	$358,021	$—	$—	$228,825	$143,520	$—	$730,366
	2012	$350,000	$—	$123,154	$465,247	$120,632	$77,212	$1,136,245

Steven B. Ketchum, Ph.D.	2014	$404,750	$—	$345,780	$329,468	$118,592	$—	$1,198,590
President of Research and Development, Senior Vice President	2013	$384,313	$—	$—	$228,825	$—	$—	$613,138
	2012	$325,500	$31,900	$—	$4,430,074	$114,516	$—	$4,901,990

Michael J. Farrell	2014	$212,500	$—	$39,780	$70,775	$28,219	$—	$351,274
Controller, Principal Accounting and Financial Officer	2013	$88,996	$—	$—	$82,820	$—	$—	$171,816
	2012	$—	$—	$—	$—	$—	$—	$—

(1)	“Bonus” summarized in the table consists entirely of discretionary cash bonuses. The bonus paid to Dr. Ketchum was as an incentive for him to join Amarin in February 2012.
(2)	This column reflects the aggregate grant date fair value of restricted stock unit awards granted in 2014 calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures, assuming achievement of all vesting conditions.
(3)	This column reflects the aggregate grant date fair value of equity awards granted in 2014, 2013 or 2012 and calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. Assumptions used in the calculations for these amounts are set forth in note 12 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 3, 2015.
(4)	This column reflects payments under the Management Incentive Compensation Plan in respect of the year earned. See the discussion regarding annual incentive compensation in “Compensation Discussion and Analysis” for further information regarding the performance measures.
(5)	Excludes medical, group life insurance and certain other benefits received by the named executive officers that are available generally to all of our salaried employees and certain perquisites and other personal benefits received by the named executive officers which do not exceed $10,000 in the aggregate. The amount included for Mr. Kennedy for fiscal 2012 consists entirely of amounts reimbursed to him in connection with relocation-related activities which Amarin agreed to pay Mr. Kennedy in connection with his joining Amarin.

Narrative to the Summary Compensation Table

The amounts reported in the Summary Compensation Table, including base salary, stock awards, option awards, and payments made under the Management Incentive Compensation Plan, are described more fully under “Compensation Discussion and Analysis.”

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based option awards to the named executive officers during fiscal 2014:

Name	Grant Date	Number of Securities Underlying Options (#)		Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards(1)
John F. Thero	1/8/2014	607,500	(2)	$2.04	$988,403
Joseph T. Kennedy	1/8/2014	202,500	(2)	$2.04	$329,468
Steven B. Ketchum, Ph.D.	1/8/2014	202,500	(2)	$2.04	$329,468
Michael J. Farrell	1/8/2014	43,500	(2)	$2.04	$70,775

(1)	This column reflects the aggregate fair value of equity awards granted in 2014 as of the grant date for each such award, and is calculated in accordance with FASB ASC 718, using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. Assumptions used in the calculations for these amounts are set forth in note 12 to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 3, 2015.
(2)	The options vest monthly over 48 months beginning on January 31, 2014.

The following table sets forth certain information regarding grants of non-equity plan-based incentive bonus awards to the named executive officers during fiscal 2014:

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)
		Target		Maximum
John F. Thero	—	$325,000	(2)	$487,500	(2)
	12/2/13	$150,000	(3)	$250,000	(3)
Joseph T. Kennedy	—	$161,900	(2)	$242,850	(2)
	12/2/13	$150,000	(3)	$250,000	(3)
Steven B. Ketchum, Ph.D.	—	$161,900	(2)	$242,850	(2)
	12/2/13	$150,000	(3)	$250,000	(3)
Michael J. Farrell	—	$32,250	(2)	$48,375	(2)

(1)	The listed grant date is the original grant date of the award in question. The Remuneration Committee amended the ANCHOR label enhancement special incentive bonus program on January 8, 2014, and again on January 29, 2015, as fully described above in the section entitled “Compensation Discussion and Analysis—Special Incentive Bonus Programs.”
(2)	The information in the “Target” and “Maximum” columns reflects the potential payouts under the 2014 annual bonus incentive. Actual bonuses awarded to the individuals were based on achievement of objectives, as discussed in the “Executive Compensation” section above, and were paid in March 2015.
(3)	The information in the “Target” and “Maximum” columns reflects the range of and alternative potential payouts under the ANCHOR label enhancement special incentive bonus program. To date, none of the specified criteria have been achieved and as a result, no bonuses have been paid under this special incentive bonus program.

The following table sets forth certain information regarding grants of plan-based restricted stock unit awards to the named executive officers during fiscal 2014:

Name	Grant Date	Number of Securities Underlying RSUs (#)	Grant Date Fair Value of RSU Awards(1)
John F. Thero	1/8/2014	508,500	$1,037,340
Joseph T. Kennedy	1/8/2014	169,500	$345,780
Steven B. Ketchum, Ph.D.	1/8/2014	169,500	$345,780
Michael J. Farrell	1/8/2014	19,500	$39,780

(1)	This column reflects the aggregate grant date fair value, representing the market value of the Company’s ADSs on the date of grant of $2.04, of restricted stock unit awards granted in 2014 calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. These restricted stock unit awards vest in three equal annual installments on each of January 31, 2015, January 31, 2016 and January 31, 2017.

Option Exercises and Stock Vested

No stock options were exercised by named executive officers nor did any restricted stock units held by the named executive officers vest in fiscal 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding outstanding equity awards at December 31, 2014 for our named executive officers.

Option Awards
	Number of Securities Underlying Unexercised Options			Option Exercise Price ($)		Option Expiration Date
Name	# Exercisable	# Unexercisable
John F. Thero	407,611 750,000 60,214 26,250 151,875	— — 23,016 26,250 455,625	(2) (4) (6)	$ $ $ $ $	1.35 3.40 8.86 8.10 2.04	12/21/2019 11/10/2020 2/1/2022 1/2/2023 1/8/2024

Joseph T. Kennedy	449,999 45,570 16,875 50,625	150,001 16,930 16,875 151,875	(1) (2) (4) (6)	$ $ $ $	6.35 8.86 8.10 2.04	12/16/2021 2/1/2022 1/2/2023 1/8/2024

Steven B. Ketchum, Ph.D.	425,000 16,875 50,625	175,000 16,875 151,875	(3) (4) (6)	$ $ $	8.77 8.10 2.04	3/1/2022 1/2/2023 1/8/2024

Michael J. Farrell	7,085 10,875	12,915 32,625	(5) (6)	$ $	5.46 2.04	8/1/2023 1/8/2024

(1)	Twenty-five percent (25%) of these stock options vested on December 16, 2012, and the remaining 75% of the options vest ratably over the next 36 months.
(2)	These stock options vest over 48 months beginning February 29, 2012.
(3)	Twenty-five percent (25%) of these stock options vested on February 16, 2013, and the remaining 75% of the options vest ratably over the next 36 months.
(4)	These stock options vest over 48 months beginning January 31, 2013.

(5)	Twenty-five percent (25%) of these stock options vested on July 8, 2014, and the remaining 75% of the options vest ratably over the next 36 months.
(6)	These stock options vest over 48 months beginning January 31, 2014.

The following table shows information regarding outstanding restricted stock unit awards at December 31, 2014 for our named executive officers.

	Stock Awards
	Number of Securities Underlying RSUs			Market Value of Unvested RSUs ($)		RSU Expiration Date
Name	# Vested	# Unvested
John F. Thero	— —	37,800 508,500	(1) (2)	$ $	0.98 0.98	2/1/2015 2/1/2017
Joseph T. Kennedy	— —	27,800 169,500	(1) (2)	$ $	0.98 0.98	2/1/2015 2/1/2017
Steven B. Ketchum, Ph.D.	—	169,500	(2)		$0.98	2/1/2017
Michael J. Farrell	—	19,500	(2)		$0.98	2/1/2017

(1)	One-sixth of each restricted stock unit award vested upon approval of our New Drug Application with the FDA on July 26, 2012 and one-sixth vested on July 26, 2013. An additional one-sixth would have vested upon approval of the Supplemental New Drug Application for the ANCHOR indication for Vascepa, one-sixth would have vested upon the one-year anniversary of that date, one-sixth would have vested if Vascepa achieved “New Chemical Entity” status from the FDA, and the final one-sixth would vest upon the one-year anniversary of that date subject to the participant’s continued service to the Company on the vesting date. As a result of the vesting criteria not having been met by February 1, 2015, the unvested awards described above were forfeited on February 1, 2015.
(2)	These restricted stock unit awards will vest in equal installments over three years on the anniversary of the grant date, commencing January 31, 2015.

Pension Benefits

We do not have a defined benefit plan. Our named executive officers did not participate in, or otherwise receive any special benefits under, any pension or defined benefit retirement plan sponsored by us during fiscal 2014.

Nonqualified Deferred Compensation

During fiscal 2014, our named executive officers did not contribute to, or earn any amount with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

Employment, Change of Control and Severance Arrangements

We have entered into employment agreements or arrangements with each of our current named executive officers. These agreements set forth the individual’s base salary, bonus compensation, equity compensation and other employee benefits, which are described above in the “Compensation Discussion and Analysis.”

John F. Thero

As of December 31, 2014, in the event that Mr. Thero had been terminated without cause or resigned for good reason, he would have been entitled to severance as follows: continuation of base salary for twelve (12) months; continuation of group health plan benefits for up to twelve (12) months to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”); and for twelve (12) months of accelerated vesting on all outstanding equity incentive awards to the extent subject to time-based vesting. If Mr. Thero was terminated without cause or he quit for good reason as of December 31, 2014, in either case, within twenty-four (24) months following a change of control, then he would have been entitled to severance as follows: continuation of base salary for eighteen (18) months; continuation of group health plan benefits for up to eighteen (18) months to the extent authorized by and consistent with COBRA; a lump sum cash payment equal to the full target annual performance bonus for the year during which the termination occurred; and 100% acceleration of vesting on all outstanding equity incentive awards.

Joseph T. Kennedy

In the event that Mr. Kennedy is terminated without cause, he will be entitled to severance as follows: continuation of base salary for six (6) months; continuation of group health plan benefits for up to six (6) months to the extent authorized by and consistent with COBRA; and six (6) months of accelerated vesting on all outstanding equity incentive awards to the extent subject to time-based vesting. If Mr. Kennedy is terminated without cause or he quits for good reason, in either case, within twenty-four (24) months following a change of control, then he will be entitled to severance as follows: continuation of base salary for twelve (12) months; continuation of group health plan benefits for up to twelve (12) months to the extent authorized by and consistent with COBRA; a lump sum cash payment equal to the full target annual performance bonus for the year during which the termination occurred; and 100% acceleration of vesting on all outstanding equity incentive awards.

Steven B. Ketchum, Ph.D.

In the event that Dr. Ketchum is terminated without cause, he will be entitled to severance as follows: continuation of base salary for six (6) months; continuation of group health plan benefits for up to six (6) months to the extent authorized by and consistent with COBRA; and six (6) months of accelerated vesting on all outstanding equity incentive awards to the extent subject to time-based vesting. If Dr. Ketchum is terminated without cause or he quits for good reason, in either case, within twenty-four (24) months following a change of control, then he will be entitled to severance as follows: continuation of base salary for twelve (12) months; continuation of group health plan benefits for up to twelve (12) months to the extent authorized by and consistent with COBRA; a lump sum cash payment equal to the full target annual performance bonus for the year during which the termination occurred; and 100% acceleration of vesting on all outstanding equity incentive awards.

Michael J. Farrell

In the event that Mr. Farrell is terminated without cause or he quits for good reason, in either case, within twenty-four (24) months following a change of control, he will be entitled to severance as follows: continuation of base salary for six (6) months; continuation of group health plan benefits for up to six (6) months to the extent authorized by and consistent with COBRA; and 100% acceleration of vesting on all outstanding equity incentive awards.

Potential Payments upon Termination or Change of Control

The table below shows the benefits potentially payable to each of our named executive officers if a change of control termination occurred on December 31, 2014, the last business day of fiscal 2014.

Name	Base Salary ($)	Bonus Payment ($)(1)	Accelerated Vesting of Options(2) ($)	Accelerated Vesting of Time-Based RSUs(3) ($)	Continuation of Health Benefits ($)	Total ($)
John F. Thero	$750,000	$575,000	$—	$498,330	$29,000	$1,852,330
Joseph T. Kennedy	$404,800	$411,920	$—	$166,110	$25,000	$1,007,830
Steven B. Ketchum, Ph.D.	$404,800	$411,920	$—	$166,110	$25,000	$1,007,830
Michael J. Farrell	$107,500	$—	$—	$19,110	$10,000	$136,610

(1)	Represents the maximum amount payable under the ANCHOR label enhancement special incentive bonus program assuming the Company’s sNDA for the ANCHOR indication is approved by the FDA on or before December 31, 2015 and the named executive officer is terminated following such approval. Depending on the timing of the achievement, if any, of the applicable performance milestones described under the ANCHOR label enhancement special incentive bonus program, the named executive officer may be entitled to $0, $150,000 or $250,000. The Remuneration Committee amended the ANCHOR label enhancement special incentive bonus program on January 8, 2014, and again on January 29, 2015, as fully described above in “Compensation Discussion and Analysis—Special Incentive Bonus Programs.”
(2)	The value of the accelerated vesting of options equals the difference (if positive) between the option exercise price and the closing price per share of our ADSs on December 31, 2014 ($0.98), multiplied by the number of options that would have been accelerated upon a change of control occurring on December 31, 2014. As of December 31, 2014, all such options were underwater.
(3)	The value of the accelerated vesting of time-based RSUs equals the closing price per share of our ADSs on December 31, 2014 ($0.98) multiplied by the number of time-based RSUs that would have been accelerated upon a change of control occurring on December 31, 2014.

The table below shows the benefits potentially payable to each of our named executive officers if a termination without cause in the absence of a change of control occurred on December 31, 2014.

Name	Base Salary ($)	Bonus Payment(1) ($)	Accelerated Vesting of Options(2)($)	Accelerated Vesting of Time-Based RSUs(3) ($)	Continuation of Health Benefits($)	Total ($)
John F. Thero	$500,000	$250,000	$—	$166,110	$19,000	$835,110
Joseph T. Kennedy	$202,400	$250,000	$—	$55,370	$12,500	$520,270
Steven B. Ketchum, Ph.D.	$202,400	$250,000	$—	$55,370	$12,500	$520,270
Michael J. Farrell	$—	$—	$—	$—	$—	$—

(1)	Represents the maximum amount payable under the ANCHOR label enhancement special incentive bonus program assuming the Company’s sNDA for the ANCHOR indication is approved by the FDA on or before December 31, 2015 and the named executive officer is terminated without cause in the absence of a change of control following such approval. Depending on the timing of the achievement, if any, of the applicable performance milestones described under the ANCHOR label enhancement special incentive bonus program, the named executive officer may be entitled to $0, $150,000 or $250,000. The Remuneration Committee amended the ANCHOR label enhancement special incentive bonus program on January 8, 2014, and again on January 29, 2015, as fully described above in “Compensation Discussion and Analysis—Special Incentive Bonus Programs.”
(2)	The value of the accelerated vesting of options equals the difference (if positive) between the option exercise price and the closing price per share of our ADSs on December 31, 2014 ($0.98), multiplied by the number of options that would have been accelerated upon termination without cause absent a change of control occurring on December 31, 2014. As of December 31, 2014, all such options were underwater.
(3)	The value of the accelerated vesting of time-based RSUs equals the closing price per share of our ADSs on December 31, 2014 ($0.98) multiplied by the number of time-based RSUs that would have been accelerated upon termination without cause absent a change of control occurring on December 31, 2014.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

Upon recommendation of the Remuneration Committee, the Board approved an amended non-employee director compensation program effective December 10, 2012, as amended on May 20, 2013 and March 11, 2014. The amended non-employee director compensation program was intended to approximate the 50th percentile of non-employee director compensation within the Company’s peer group. A summary of the non-employee director compensation arrangements for fiscal 2015 is set forth below.

	Retainer
Annual Board Retainer Fee:
Non-Executive Chairman	$95,000	*
All non-employee directors	$55,000

Annual Chairman Retainer Fees:**
Audit Committee Chairman	$20,000
Remuneration Committee Chairman	$15,000
Nominating and Corporate Governance Committee Chairman	$10,000

Annual Committee Member Retainer Fees:**
Audit Committee	$10,000
Remuneration Committee	$7,500
Nominating and Corporate Governance Committee	$5,000

*	Effective January 1, 2014.
**	These fees are in addition to the Annual Board Retainer Fee, as applicable.

The annual retainers are paid in equal installments made in arrears within thirty days of the end of each calendar quarter, or upon the earlier resignation or removal of the non-employee director. Amounts owing to non-employee directors as annual retainers shall be annualized, meaning that for non-employee directors who join the Board during the calendar year, such amounts shall be prorated based on the number of calendar days served by such director.

Non-employee directors shall be given an annual election option, which option is to be exercised within ten calendar days of the end of each quarter, of receiving their annual retainers in the form of either (i) cash or (ii) unregistered non-ADR Ordinary Shares, with any such issuances to be priced at the greater of (i) the closing price of the Company’s ADSs on NASDAQ on the date which is ten calendar days after the end of each quarter or (ii) £0.50 per share (i.e., par value per Ordinary Share).

In addition, upon their initial appointment or re-election to the Board, non-employee directors will be eligible to receive equity awards valued at $135,000 based on a consistently-applied, Black Scholes methodology, split equally in value between option awards and restricted stock units. The restricted stock units are subject to deferred settlement upon the director’s separation of service with the Company (“DSUs”) and vest in equal installments over three years on the anniversary of the date of grant. The grant date for such awards will be the date of such initial appointment or re-election, as the case may be, and the exercise price of any such option award shall be equal to the closing market price on NASDAQ of the ADSs representing the Company’s Ordinary Shares on the date of such appointment or re-election to the Board. In addition, for so long as the non-employee director remains on the Board, the non-employee director will be eligible to receive annual equity awards valued at $90,000 based on a consistently-applied, Black Scholes methodology, split equally in value between option awards and DSUs. Such award for Ordinary Shares will vest in full upon the earlier of the one-year anniversary of the date of grant or the annual general meeting of shareholders in such anniversary year. Such DSUs will vest in equal annual installments over three years, in each case upon the earlier of the anniversary of the date of grant or the annual general meeting of shareholders in such anniversary year.

On March 9, 2015, based on the recommendation of the Company’s independent compensation consultant, Radford, our Board approved a one-time equity grant of $135,000 to each of our non-employee directors effective on July 6, 2015, in addition to the above-described $90,000 annual equity award to non-employee directors remaining in office. This one-time grant shall consistent of 75% stock options and 25% restricted stock units, and, as with the options included in the $90,000 annual grant described above, the strike price for such option awards will be equal to the closing market price on NASDAQ of the ADSs representing the Company’s Ordinary Shares on July 6, 2015.

In addition, a Non-Executive Chairman of the Board that continues on the Board following the Company’s annual general meeting of shareholders (and who was not first elected to the Board at such meeting) will be eligible to receive an annual equity award valued at $20,000 based on a consistently-applied, Black Scholes methodology, split equally in value between option awards and DSUs. Such awards will have a grant date and exercise price identical to other annual equity awards.

All equity awards will be made pursuant to the terms of the Company’s Equity Incentive Plan, as amended and in effect from time to time. In the event of a change of control (as defined in the Equity Incentive Plan), all option awards and DSUs shall immediately become fully vested.

In addition, the non-employee directors are also eligible to participate in the Company’s stock option plans on a case-by-case basis.

Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings.

On March 11, 2014, the Company awarded an option representing the right to purchase 28,500 Ordinary Shares and 24,000 DSUs to each of Dr. Ekman, Dr. Healy, Mr. O’Sullivan, Ms. Peterson, Mr. Stack, Mr. Zakrzewski and Mr. van Heek in connection with their service on the Board. The total grant-date value of each of these awards was $42,303 and $44,880, respectively, based on a closing price of $1.87 on NASDAQ of the ADSs representing the Company’s Ordinary Shares on the date of grant. The option awards vested in full on the one year anniversary of the grant date, while the DSU awards will vest in equal annual installments over three years commencing on the one year anniversary of the grant date. The Company awarded an additional grant of 6,390 options and 5,348 DSUs to Dr. Ekman in connection with his service as Non-Executive Chairman of the Board, with the total grant-date value of these awards being $9,485 and $10,001, respectively, based on a closing price of $1.87 on NASDAQ of the ADSs representing the Company’s Ordinary Shares. The option award vested in full on January 1, 2015 and the DSU award will vest in equal annual installments over three years commencing January 1, 2015.

The following table shows the compensation paid in fiscal 2014 to the Company’s non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Total ($)
Lars G. Ekman, M.D., Ph.D.	$95,082	$54,881	$51,788	$201,751
Joseph S. Zakrzewski	$41,250	$44,880	$42,303	$128,433
James I. Healy, M.D., Ph.D.	$69,262	$44,880	$42,303	$156,445
Patrick J. O’Sullivan	$71,188	$44,880	$42,303	$158,371
Kristine Peterson	$66,178	$44,880	$42,303	$153,361
David Stack	$62,137	$44,880	$42,303	$149,320
Jan van Heek	$81,500	$44,880	$42,303	$168,683

(1)	The value of the stock awards reflects the aggregate grant date fair value, representing the market value of the Company’s common stock on the date of grant, calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures.

(2)	The value of the option awards has been computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. Assumptions used in the calculations for these amounts are set forth in note 12 to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 3, 2015.

In March 2013, our Board established Stock Ownership Guidelines for its non-employee directors. The guidelines require that each non-employee director maintain an equity interest in the Company at least equal to three times the amount of such director’s annual cash retainer. Equity interests that count toward the satisfaction of the ownership guidelines include the value of Ordinary Shares owned beneficially and Ordinary Shares issuable, the settlement of restricted stock or restricted stock units, and unvested deferred stock units. The calculation of an individual’s equity interest, however, does not include the value of stock options (whether or not vested), unvested restricted stock, and unvested restricted stock units, except unvested deferred stock units. Non-employee directors have five years from the date of the commencement of their appointment as a director to attain these ownership levels. If a non-employee director does not meet the applicable guideline by the end of the five-year period, the director is required to hold a minimum of 50% to 100% of the shares resulting from any future equity awards until the applicable guideline is met, net of shares sold or withheld to exercise stock options and pay withholding taxes. The Remuneration Committee, however, may make exceptions for any director on whom this requirement could impose a financial hardship.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee charter that has been adopted by the Board. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by NASDAQ and the SEC, and the Board has determined that Audit Committee Member Jan van Heek is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K.

The Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee by Public Company Accounting Oversight Board (“PCAOB”) AU380, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board. The Audit Committee discussed with the independent registered public accounting firm their independence from management and the Company, including the matters required by the applicable rules of the Public Company Accounting Oversight Board.

In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The Committee met with the independent registered public accounting firm periodically, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Submitted by the Audit Committee of the Board of Directors

Jan van Heek (Chairman)

Kristine Peterson

Patrick J. O’Sullivan

SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended, shareholder proposals intended to be included in the 2016 Annual General Meeting proxy materials must be received by the Secretary of the Company no later than January 3, 2016, or otherwise as permitted by applicable law; provided, however, that if the 2016 Annual General Meeting date is advanced or delayed by more than 30 days from the anniversary date of the 2015 Annual General Meeting, then shareholders must submit proposals within a reasonable time before the Company begins to print and send its proxy materials. Proposals received after this timeframe will not be included in the Company’s proxy materials for the 2016 Annual General Meeting. The form and substance of these proposals must satisfy the requirements established by the Company’s Articles, the Nominating and Corporate Governance Committee charter and the SEC, and the timing for the submission of any such proposals may be subject to change as a result of changes in SEC rules and regulations.

Under the Companies Act, in order for a shareholder proposal to be presented at an Annual General Meeting, such proposal must have been requisitioned either by shareholders representing 5% of the voting rights of all members having a right to vote on such proposal at the Annual General Meeting or by at least 100 shareholders who have a right to vote on such proposal at the relevant Annual General Meeting and who hold shares in the Company on which there has been paid up an average sum, per member, of at least £100. Such proposal must have been signed or otherwise authenticated by all requisitionists and submitted to the Company not later than (1) six weeks before the Annual General Meeting to which the requests relate, or (2) if later, the time at which notice of that meeting is given by the Company.

Additionally, shareholders who intend to nominate a director to be elected at the 2016 Annual General Meeting must provide the Secretary of the Company with written notice of such nomination between 7 and 42 days prior to the date of such meeting, together with written notice signed by the director nominee regarding his or her willingness to be elected. Any shareholder seeking to recommend a director candidate or any director candidate who wishes to be considered by the Nominating and Corporate Governance Committee, the committee that recommends a slate of nominees to the Board for election at each annual general meeting, must also provide the Secretary of the Company with: the name and address of the shareholder seeking to recommend a director candidate; a representation that the shareholder is a record holder of the Company’s securities (or, if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act); the name, age, business and residential address, educational background, current principal occupation or employment for the preceding five full fiscal years of the proposed director candidate; a description of the qualifications and background of the proposed director candidate, which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time; a description of all arrangements or understandings between the shareholder and the proposed director candidate; the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual general meeting and to serve as a director if elected at such annual general meeting; and any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to SEC rules, if then required. The Nominating and Corporate Governance Committee will consider all director candidates who comply with these requirements and will evaluate these candidates using the criteria described above under the caption, “Nomination of Directors.” Director candidates who are then approved by the Board will be included in the Company’s proxy statement for that annual general meeting.

DELIVERY OF PROXY MATERIALS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including audited financial statements, accompanies this Proxy Statement. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the exhibits thereto are available from the Company without charge upon written request of a shareholder. Copies of these materials are also available online through the SEC at www.sec.gov. The Company may satisfy SEC rules regarding delivery of proxy materials, including this Proxy Statement and the Annual Report, by delivering a single set of proxy materials to an address shared by two or more Company shareholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder at a shared address to which a single copy of the proxy materials was delivered. If you hold Ordinary Shares as a record shareholder and prefer to receive separate copies of proxy materials either now or in the future, please contact the Company’s investor relations department at Amarin Corporation plc, c/o Amarin Pharma, Inc., 1430 Route 206, Bedminster, NJ 07921 or by telephone at (908) 719-1315. If you hold Ordinary Shares in the form of ADSs through the Depositary or hold Ordinary Shares through a brokerage firm or bank and you prefer to receive separate copies of proxy materials either now or in the future, please contact the Depositary, your brokerage firm or bank, as applicable.

EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN

AND PROMPTLY RETURN THE ENCLOSED PROXY.

ANNEX A

AMARIN CORPORATION PLC

AMENDMENT NO. 4 TO

2011 STOCK INCENTIVE PLAN

The Amarin Corporation plc 2011 Stock Incentive Plan (the “Plan”) is hereby amended by the Board of Directors and shareholders of Amarin Corporation plc as follows:

Section 2(v) of the Plan is hereby amended to read as follows:

“ISO Limit” shall mean 31,500,000 Shares, subject to adjustment as provided in the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provisions.

Section 4(a) of the Plan is hereby amended to increase the total number of Shares available for issuance under the Plan shall be increased by 20,000,000 shares, such that Section 4(a) of the Plan, as so amended, shall read in its entirety as follows:

Section 4. Shares Available for Awards

(a)	Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the number of Shares in respect of which Awards may be made under this Plan on any day shall not exceed the sum of (i) 31,500,000 Shares, (ii) 3,074,680 Shares (being Shares that remained available for grants under the Company’s existing 2002 Stock Option Plan (the “2002 Plan”) as of July 12, 2011) and (iii) the number of Shares subject to grants under the 2002 Plan that are outstanding as of the Effective Date but subsequently become Lapsed Awards (as defined below) (“the Plan Limit”). Shares to be issued under the Plan may be either authorized but unissued Shares, or Shares acquired in the open market or otherwise. If any award over Shares granted under this Plan or the 2002 Plan expires or is forfeited, surrendered, canceled or otherwise terminated in whole or in part without Shares being issued (“Lapsed Award”), then the Shares subject to such Lapsed Award may, at the discretion of the Committee, be made available for subsequent grants under the Plan; provided, however, that Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be considered a Lapsed Award. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed the ISO Limit, and Options with respect to no more than 10,000,000 Shares may be granted to any one individual Participant during any one calendar year period.

ADOPTED BY BOARD OF DIRECTORS: March 9, 2015

ADOPTED BY SHAREHOLDERS:                     , 2015

PROXY FORM

AMARIN CORPORATION PLC

For use at the Annual General Meeting to be held at The Shelbourne Hotel, 27 St. Stephen’s Green,

Dublin 2, Ireland at 2:00 p.m. on Monday, 6 July 2015.

I/We

(Name in full block capitals please)

of

being (a) member(s) of Amarin Corporation plc (the “Company”) hereby appoint the Chairman of the meeting or (see note 6 below)

as my/our proxy to attend, speak and vote for me/us and on my/our behalf as identified by an “X” in the appropriate box below at the annual general meeting of the Company to be held at 2:00 p.m. on Monday, 6 July 2015 and at any adjournment of the meeting. This form of proxy relates to the resolutions referred to below.

I/We instruct my/our proxy to vote as follows:

	Resolutions	For	Against	Abstain (see note 2)	Discretionary (see note 3)

1.	Ordinary resolution to re-elect Mr. Jan van Heek as a director.

2.	Ordinary resolution to re-elect Mr. Patrick J. O’Sullivan as a director.

3.	Ordinary resolution (advisory, non-binding vote) to approve the compensation of the Company’s “named executive officers.”

4.	Ordinary resolution to appoint Ernst & Young LLP as auditors of the Company and to authorise the Audit Committee of the Board of Directors of the Company to fix their remuneration.

5.	Ordinary resolution to approve an amendment to the Company’s 2011 Stock Incentive Plan.

6.

Ordinary Resolution to approve the issuance of 38,867,180 of the Company’s restricted American Depositary Shares, each representing one share of the Company’s Series A Convertible Preference Shares (convertible into 3,886,718 ordinary shares) in accordance with NASDAQ Listing Rule 5635(d).

7.

Ordinary Resolution to generally and unconditionally authorize the Board of Directors of the Company to exercise all powers of the Company to allot shares in the Company or grant rights to subscribe for or to convert any security into shares of the Company up to an aggregate nominal amount of £148,000,000.

8.

Special Resolution to, subject to the passing of Resolution No. 7, disapply statutory pre-emption rights otherwise applicable to shares in the Company allotted by the Board of Directors, up to an aggregate nominal amount of £148,000,000.

Dated this 2015

Signature(s)

Notes:

1.	Please indicate with an “X” in the appropriate box how you wish the proxy to vote. In the absence of any indication, the proxy will exercise his/her discretion as to whether and how he/she votes. The proxy may also vote or abstain from voting as he/she thinks fit on any other business which may properly come before the meeting.

2.	If you mark the box “abstain”, it will mean that your proxy will abstain from voting and, accordingly, your vote will not be counted either for or against the relevant resolution.

3.	If you mark the box “discretionary”, the proxy can vote as it chooses or can decide not to vote at all.

4.	The form of proxy should be signed and dated by the member or his attorney duly authorised in writing. If the appointer is a corporation this proxy should be under seal or under the hand of an officer or attorney duly authorised. Any alteration made to the form of proxy should be initialed.

5.	To be valid, this form of proxy, together with a duly signed and dated power of attorney or any other authority (if any) under which it is executed (or a notarially certified copy of such power of attorney or other authority) must be signed and dated and lodged at the Company’s registrars at the address below, so as to be received by 8:00 a.m. on Thursday, 2 July 2015.

6.	A proxy need not be a member of the Company. A member may appoint a proxy of his/her own choice. If you wish to appoint someone else, please delete the words “the Chairman of the meeting” and insert the name of the person whom you wish to appoint in the space provided. The Chairman of the meeting will act as your proxy, whether or not such deletion is made, if no other name is inserted. A member may appoint more than one proxy in relation to the meeting provided that each proxy is appointed to exercise rights attached to different shares.

7.	In the case of joint holders, signature of any one holder will be sufficient, but the names of all the joint holders should be stated. The vote of the senior holder (according to the order in which the names stand in the register of members in respect of the holding) who tenders a vote in person or by proxy will be accepted to the exclusion of the vote(s) of the other joint holder(s).

8.	Completion and return of a form of proxy will not preclude a member from attending the meeting and voting in person.

Address for lodgment of Proxies:

Equiniti

Aspect House

Spencer Road

Lancing

West Sussex

United Kingdom

BN99 6DA